HARWOODandrews

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THE INSTACASH TRUST

BORIS IVANCIC
CHARMAINE LYNN ROSE
as trustees of The Charbo Trust (Subscribers)

INSTACASH PTY LTD
ACN 141 876 226 (Trustee)

14-1 Class Income Unit Trust
7AAM:21002255

Harwood Andrews Pty Ltd
ABN 98 076 808 034
Level 13, 15 William Street, Melbourne 3000, Victoria, Australia
DX 30970 Stock Exchange
PO Box 633 Collins Street West Vic 8007

Telephone: 03 9620 9399 Facsimile: 03 9620 9288

TABLE OF CONTENTS

THIS DEED OF TRUST is made on the date specified in the First Schedule hereto ("the First Schedule") **BETWEEN** the Subscribers named and described in the First Schedule ("the Subscribers") of the one part **AND** the Trustee named and described in the First Schedule ("the Trustee") of the other part.

RECITALS:

R1. The purpose of this Deed is to establish a trust fund for the benefit of the Subscribers and the Unit Holders and Beneficiaries as herein provided.

R2. The Trustee has consented to become the Trustee hereof upon the trusts and with and subject to the powers and provisions hereinafter contained.

R3. The Subscribers intend upon the execution hereof to lodge with the Trustee the initial sum referred to in the First Schedule ("the Initial Sum") to be invested and held by it upon the trusts created by and subject to the terms and conditions of this Deed.

R4. The Trustee may pursuant to the provisions hereinafter contained accept further cash to be held by the Trustee upon the like trusts and subject to the like terms and conditions as aforesaid.

Original Declaration Of Trust
Stamped with $200.00
Doc ID 2590236, 10 May 2010
SRO Victoria Duty, RXK2

OPERATIVE PART:

1. **DEFINITIONS AND INTERPRETATION**

In this Deed and in the schedules hereto and in any certificates and any other documents issued hereunder the following terms where the context admits shall have the following meanings:

1.1. **"accounting period"** means firstly the period from the date hereof to the next ensuing thirtieth day of June and secondly each period thereafter of twelve months ending on the thirtieth day of June next and preceding the Termination Date and thirdly the succeeding period terminating on the Termination Date;

1.2. **"accumulated income account"** means the account (if any) included in the financial statements of this Trust established and maintained pursuant to the provisions of clause 20;

1.3. **"Beneficiaries"** means any of the beneficiaries of this Trust referred to and falling within the classes of Beneficiaries specified in the First Schedule and any other persons who under the provisions of this Deed are from time to time deemed to be included as Beneficiaries of this Trust;

1.4. **"capital"** of the Trust Fund means all amounts included in and comprising the Trust Fund which are not under clause 16 determined or deemed to be income of the Trust Fund;

1.5. **"Certificate"** or "Unit Certificate" means a certificate issued to a Unit Holder or Income Unit Holder for units held by him under the provisions of this Deed and not cancelled by the Trustee pursuant to the provisions hereinafter contained;

1.6. **"child"** includes a stepchild and an adopted or an illegitimate child and the expression "children" has a like meaning;

1.7. **"class"** or "classes of Beneficiaries" means the classes of persons referred to in clause 14 and specified and nominated or described in the First Schedule as such and any other classes of Beneficiaries which under the provisions of this Deed are from time to time deemed to be included as a class or classes of Beneficiaries of this Trust;

1.8. **"Income"** of the Trust Fund means any receipt, profit or gain of this Trust that is credited to the income account for accounting purposes and so much of any other receipt, profit or gain of this Trust as the Trustee determines to include within the income of this Trust under sub-clause 16.1;

1.9. **"interest"** wherever it appears in the First Schedule under the heading Classes of Beneficiaries includes any expectancy mere spes or possibility of benefit notwithstanding that the Beneficiary referred to therein does not hold any proprietary right of any nature whether vested or contingent and whether liable to be defeated by the exercise of any power of appointment or revocation or to be diminished by the increase of the class to which he belongs;

1.10. **"Income Unit Fund"** means the separate fund held upon trust for the holders of the Income Units being the moneys paid to the Trustee as consideration for the creation of Income Units and the total amount of any cash and investments held at any time in the interim income distribution account;

1.11. **"Income Unit Holder"** means a person for the time being registered under the provisions of this Deed as the holder of an Income Unit and includes persons jointly so registered;

1.12. **"Income Unit"** means a Unit designated by the Trustee as an Income Unit upon creation;

1.13. **"interim income distribution account"** means the account of the Income Unit Fund to which income may be transferred by the Trustee pursuant to sub-clause 16.2;

1.14. **"initial Units"** means the original number of Units of this Trust referred to in sub-clause 6.7 and specified in the First Schedule;

1.15. **"new Units"** means any additional Units issued by the Trustee pursuant to sub-clause 6.9;

1.16. **"new Unit price"** means the price at which new Units are to be issued by the Trustee and calculated in accordance with sub-clause 6.12;

1.17. **"ordinary resolution"** means a resolution of the Unit Holders passed by a majority of more than fifty per centum of those present and voting on any resolution at a meeting of which not less than the period of notice required pursuant to clause 23 setting out the text of the resolution has been given to all those entitled to attend and vote thereat;

1.18. **"person"** includes a company corporation firm or body of persons;

1.19. **"Primary Beneficiary"** and the "Primary Beneficiaries" means and includes those of the Beneficiaries referred to and falling within the classes of Beneficiaries referred to in clause 14 and the First Schedule as "Primary Beneficiaries";

1.20. **"Register"** means the Register described in clause 7;

1.21. **"set aside"** in relation to a Beneficiary includes placing sums to the credit of such Beneficiary in the books of the Trust Fund;

1.22. **"special resolution"** means a resolution of the Unit Holders passed by a majority of not less than seventy-five per centum of those present and voting on any resolution at a meeting of which not less than fourteen days notice setting out the text of the resolution has been given to all those entitled to attend and vote thereat;

1.23. "tax" means any income tax, capital gains tax, family trust distribution tax as defined in the Act, fringe benefits tax, consumption tax, value added tax, provisional tax, additional tax, penalty tax, stamp duty, fine for late payment, tax on deposit or withdrawal of funds from any account or other tax or imposition payable to any government or government instrumentality;

1.24. "Termination Date" means the date on which this Trust is wound up in accordance with this Deed;

1.25. "the Act" means the Income Tax Assessment Act 1936 and/or the Income Tax Assessment Act 1997 as the case may be; and

"ITAA 36" means the Income Tax Assessment Act 1936 and

"ITAA 97" means the Income Tax Assessment Act 1997

1.26. the expression "Beneficiaries", "Primary Beneficiaries" and "class" or "classes" of Beneficiaries means persons or classes who from time to time before the Termination Date come within the categories referred to and/or described in this clause, clause 14 and in the First Schedule respectively notwithstanding that such persons or classes may not be in existence or have not come into the defined categories on the date of this Deed;

1.27. "the Trustee" means the company, person or persons named as such in the Schedule or such other company person or persons for the time being appointed the sole trustee or the trustee for the time being of this Trust;

1.28. "this Trust" means the trust constituted hereby and given the name specified in the First Schedule;

1.29. "this Deed" means this Deed including all variations from time to time introduced by any Deed executed by the Trustee in accordance with the provisions of this Deed;

1.30. "Trust Fund" means:

1.30.1. the Initial Sum paid to the Trustee and referred to in Recital R3;

1.30.2. further cash accepted by the Trustee under the trusts created by this Deed;

1.30.3. all investments representing the Initial Sum and the said further cash;

1.30.4. the proceeds of the sale, redemption or repayment of any such investments;

1.30.5. all investments representing the re-investment in accordance with the provisions hereinafter contained of any property forming part of the Trust Fund;

1.30.6. the proceeds of any borrowing in pursuance of paragraph 15.4.11;

1.30.7. any cash or investments held in the accumulated income account;

1.30.8. all investments and property into which the above may be converted or which by the exercise of any of the powers herein contained may accrue to or otherwise become subject to the trusts created by this Deed;

But excludes the Income Unit Fund;

1.31. **"unanimous resolution"** means a resolution of the Unit Holders passed by all of those present and voting on any resolution at a meeting of which not less than fourteen days notice setting out the text of the resolution has been given to all those entitled to attend and vote thereat;

1.32. **"Unit"** means one of the undivided parts or shares in the Trust Fund having the characteristics provided in this Deed and wherever the context so admits includes the initial Units and the new Units referred to herein but does not include Income Units;

1.33. **"Unit Holder"** means the person for the time being registered under the provisions of this Deed as the holder of a Unit and includes persons jointly so registered;

1.34. the singular shall mean and include the plural and vice versa and any gender shall mean and include all other genders;

1.35. references to any statutory enactment shall mean and be construed as references to such enactment as amended and modified from time to time;

1.36. the headings contained in this Deed shall not be taken into account in the construction hereof.

2. APPLICABLE LAW

This Deed shall be construed to take effect in accordance with the laws of the state or territory of Australia in which this Deed is executed and the rights liabilities and obligations inter se of the Trustee and the Unit Holders the Income Unit Holders and the Beneficiaries shall be governed by the laws of that state and any proceedings to enforce such rights liabilities or obligations shall be taken in the courts of that state and not otherwise.

3. TRUSTEE AND UNIT HOLDERS AND BENEFICIARIES NOT PARTNERS AND NO RELATIONSHIP OF PRINCIPAL AND AGENT

Nothing in this Deed shall constitute or shall be deemed to constitute the relationship of principal and agent between the Trustee, the Unit Holders, the Income Unit Holders and the Beneficiaries nor the relationship of partners as between the Trustee, the Unit Holders, the Income Unit Holders and the Beneficiaries or as between the Unit Holders or the Income Unit Holders or the Beneficiaries inter se nor to give rise to any association of whatever nature between the Unit Holders or the Income Unit Holders or the Beneficiaries inter se. The income payable in accordance with the provisions of this Deed to Unit Holders and to Income Unit Holders and to Beneficiaries shall be payable to them separately and no money received by the Trustee in respect of or relating to the Trust Fund shall be received or be construed as received by or on behalf of the Unit Holders or the Income Unit Holders or the Beneficiaries or any of them jointly or severally.

4. NO LIABILITY ON UNIT HOLDERS OR BENEFICIARIES TO INDEMNIFY THE TRUSTEE

IT is expressly declared that notwithstanding:

4.1. anything contained or implied in this Deed;

4.2. that any obligation incurred by the Trustee has been incurred by or with the authority or at the request of the Unit Holders and/or the Income Unit Holders and/or the Beneficiaries as a whole or of any Unit Holder or Income Unit Holder or Beneficiary;

4.3. that but for the provisions of this clause an obligation at law or in equity might arise;

no Unit Holder or Income Unit Holder or Beneficiary by reason of any matter aforesaid or by reason of his relationship with the Trustee or otherwise shall be under any obligation to

indemnify the Trustee against any liability or obligation incurred by the Trustee in the course of exercising its duties rights powers and authorities in relation to this Trust Fund or arising therefrom or in the course of carrying on any business hereby authorised or in the event of there being any deficiency in the assets of the Trust Fund as compared with the liabilities of the Trustee in relation thereto howsoever caused and the Trustee shall not have any power or authority to enter into any contract that shall bind the Unit Holders or the Income Unit Holders or the Beneficiaries personally either jointly or severally or call upon them or any of them for any payment whatsoever other than the amounts of their respective subscriptions for Units or Income Units (as the case may be).

5. **DECLARATION OF TRUST**

In consideration of the premises the Subscribers **HEREBY DECLARE** that the Trustee shall and the Trustee **HEREBY DECLARES** that the Trustee will henceforth stand possessed of the Trust Fund and the Income Unit Fund and all moneys received in respect thereof or relating thereto upon the trusts and with and subject to the powers and provisions created by and expressed in this Deed.

6. **UNITS**

6.1. **Beneficial interest of Unit Holders**

The Unit Holders shall have the beneficial interest in:

6.1.1. the original Trust Fund as described in sub-clause 6.7;

6.1.2. any income of this Trust derived from the investment of the original Trust Fund; and

6.1.3. so much of the balance of the Trust Fund as remains after the Trustee has exercised its discretion in favour of the Beneficiaries and Income Unit Holders as herein provided;

and shall be entitled in proportion to the number of Units from time to time registered in their respective names.

6.2. **Beneficial Interest of Income Unit Holders**

The beneficial interest in the Income Unit Fund as originally constituted and as existing from time to time shall be vested in the Income Unit Holders for the time being.

6.3. **Registered Unit Holders entitled to benefit of and bound by terms of Deed**

Each person who becomes registered as a Unit Holder or as an Income Unit Holder shall be entitled to the benefit of and shall be deemed to be bound by the terms and conditions of this Deed and of any supplementary deed.

6.4. **Each Unit entitles holder to beneficial interest in the Trust Fund**

Subject always to the exercise of the Trustee's discretion pursuant to paragraphs 16.3, 16.5.1 and 17.2 each Unit shall entitle the registered holder thereof together with the registered holders of all other Units to the beneficial interest in the Trust Fund as an entirety but subject thereto shall not entitle a Unit Holder to any particular security or investment comprised in the Trust Fund or any part thereof and no Unit Holder or Income Unit Holder shall be entitled to the transfer to him of any property comprised in the Trust Fund other than in accordance with the provisions hereinafter contained.

6.5. **An Income Unit Holder does not have an interest in the Trust Fund**

An Income Unit shall not confer upon the holder thereof any interest in the Trust Fund except for an entitlement to receive any amount standing to his credit in the interim income distribution account.

6.6. All Units of same class of equal value

Notwithstanding that one or more Units may have been issued at a premium all Units of the same class shall be of equal value.

6.7. Initial Units

The Trust Fund as originally constituted by the receipt of the Initial Sum by the Trustee shall be divided into the number of Units ("initial Units") and the number of Income Units ("initial Income Units") and be of such value as is set out in the First Schedule each of which Units and Income Units shall be held in the first instance by the Subscribers as the original Unit Holders and the original Income Unit Holders AND that portion of the Initial Sum received by the Trustee from those subscribers who are to be Unit Holders shall constitute the original Trust Fund and that portion of the Initial Sum received by the Trustee from those subscribers who are to be Income Unit Holders shall constitute the original Income Unit Fund.

6.8. Subscribers entitled to

The Subscribers as the original Unit Holders and Income Unit Holders shall be entitled to and shall be entered on the Register as the holders of the number of Units or Income Units (as the case may be) set out respectively opposite the Subscribers' names in the First Schedule and shall pay the balance unpaid in respect of any Units or Income Units so held on the dates and in accordance with the terms and conditions set out in the First Schedule.

6.9. The Trustee may issue new Units and new Income Units

The Trustee may from time to time in addition to the initial Units and initial Income Units create and issue additional Units and Income Units subject only to the receipt by the Trustee of applications and to payment to the Trustee of the amount payable on issue in respect of each of the new Units or new Income Units.

6.10. Trustee may attach special rights to new Units or new Income Units

The Trustee may attach to any new Units or new Income Units so created such special rights privileges conditions or restrictions as it in its absolute discretion thinks fit with such rights privileges conditions or restrictions to be endorsed on all Unit Certificates and Income Unit Certificates relating to the new Units or new Income Units to which they are attached and to have precedence over any conflicting provision of this Deed.

6.11. Applications for new Units or new Income Units to be in writing

Applications for new Units or new Income Units shall be in writing and signed by the applicant and addressed to the Trustee and shall be in the form or to the effect of the form specified in the Second Schedule hereto and shall be accompanied by payment for the number of new Units or new Income Units applied for with the intent that the applicant shall prior to making any application for new Units or new Income Units request from the Trustee the amount of the new Unit price ("the new Unit price") to be calculated in accordance with the provisions of sub-clause 6.12 or the new Income Unit price and the Trustee shall upon receipt of any such bona fide request advise the new Unit price or new Income Unit price to the person requesting the same.

6.12. Calculation of price for new Units

The new Unit price shall be calculated by the Trustee on the basis of the value of the net assets of the Trust Fund determined in accordance with the provisions of this sub-clause divided by the total number of Units issued prior to the issue of the new Units applied for. In determining the net asset value of the Trust Fund the Trustee shall value or cause to be valued by any such competent person or persons as the Trustee shall select the assets comprising the Trust Fund and shall deduct from the total value of all such assets the total of all the liabilities of the Trust Fund and any other matters or things that the Trustee considers desirable or relevant and the resultant figure shall be the value of the net assets of the Trust Fund.

6.13. Calculation of new Unit price conclusive

The calculation of the new Unit price by the Trustee in the manner hereinbefore provided for shall for the purposes of this Deed be final and conclusive and binding on all parties.

6.14. New Units to first be offered to existing Unit Holders

New Units shall unless all the Unit Holders at a meeting duly called otherwise decide be offered by the Trustee in the first instance for subscription at the new Unit price to all the Unit Holders in proportion as nearly as may be to their existing holdings of Units. Such offer shall be made by notice to each Unit Holder specifying the number of new Units offered to him and the new Unit price and shall carry the right in him to accept the offer in respect of any smaller number of Units and shall limit the time (not being less than thirty days) within which the offer if not accepted shall be deemed to be declined. Any Units declined or not accepted by any Unit Holder within such time shall be offered in the same manner and in the said proportion to those Unit Holders who have accepted and thereafter again Units not accepted shall be so offered to Unit Holders until finally it appears to the Trustee that no Unit Holder is willing to accept any further Units. Any Units offered as aforesaid but which it appears no Unit Holder is willing to subscribe for may be disposed of as the Trustee thinks fit.

6.15. The Trustee to issue new Units to persons and on terms provided in unanimous resolution

Notwithstanding the foregoing provisions of this clause the Trustee shall if so resolved by a unanimous resolution:

6.15.1. issue new Units to such persons, in such manner, for such consideration (if any) and upon such terms and conditions (including the terms of payment of the said consideration (if any) and of the rate and intervals of payment of any interest payable on any amount which may pursuant to such terms of payment remain unpaid in respect of such Units) as shall be set out in such resolution;

6.15.2. classify and re-classify Units or Income Units already issued in such manner and on such terms and conditions as it may think fit;

6.15.3. modify or vary the rights attached to a class of Units or Income Units whereupon the Units or Income Units of that class shall be held on and subject to any preferred, deferred or other special rights or any restrictions whether in regard to the income or any other sum of the Trust Fund or the Income Unit Fund as the case may be payable on redemption to the holder of Units or the Income Units in that class by the Trustee or on the termination of this Trust as modified or varied pursuant to the provisions of this paragraph. In the event of such rights being modified or varied the Trustee shall make a note in the Register accordingly.

6.16. New Income Unit price and allocation

The new Income Unit price and the allocation of new Income Units shall in each case be determined by the Trustee in its absolute discretion.

7. REGISTER OF UNIT HOLDERS

7.1. The Trustee to keep and maintain Register of Unit Holders and Income Unit Holders

The Trustee shall keep and maintain an up-to-date Register of Unit Holders and of Income Unit Holders and shall enter in the Register the names and addresses of the Unit Holders and the Income Unit Holders and the number of Units or Income Units in respect of which each such Unit Holder or Income Unit Holder is registered and

the distinct numbers of the Certificates held by each Unit Holder and Income Unit Holder respectively and the terms and conditions attaching to any such Units and Income Units.

7.2. **Change of address of Unit Holder or Income Unit Holder to be notified to the Trustee**
Any change of address on the part of any Unit Holder or Income Unit Holder shall be notified to the Trustee who shall alter the Register accordingly.

7.3. **No obligation on the Trustee to enter notice of any trust on the Register**
The Trustee shall not be under any obligation to enter notice of any trust express, implied or constructive on the Register.

7.4. **Unit Holders and Income Unit Holders entitled to inspect the Register**
Any Unit Holder and any Income Unit Holder shall be entitled at all reasonable times to inspect the Register so far only as it relates to his own Units or Income Units as the case may be.

8. **CERTIFICATES**

8.1. **Each Unit Holder and Income Unit Holder issued with a Certificate**
Each Unit Holder and each Income Unit Holder shall be issued with a Certificate in the form specified in the Third Schedule hereto or to the like effect.

8.2. **Every Certificate signed by the Trustee**
Every such Certificate shall be signed by or on behalf of the Trustee and shall specify the name of the Unit Holder or the name of the Income Unit Holder as the case may be and the number of Units or the number of Income Units as the case may be to which it relates and shall bear a distinctive number or letter.

9. **TRANSFER OF UNITS AND INCOME UNITS**

9.1. **How transfers of Units and Income Units effected**
Any Unit Holder or Income Unit Holder may request the Trustee to register a transfer or transfers of all or any of the Units or Income Units as the case may be held by him. Where so required by clauses 10 and 11 (unless otherwise provided by this Deed) the Trustee shall upon delivery to it of the relevant Unit Certificate or Certificates register a transfer of Units or of Income Units as the case may be and issue a new Unit Certificate or Certificates for the Units or Income Units as the case may be transferred to the transferee and if appropriate a new Unit Certificate or Certificates in the name of the transferor for the balance of any Units or Income Units as the case may be not so transferred by him.

9.2. **Written Instrument of transfer of Units or Income Units unnecessary unless required by law**
Unless a written instrument of transfer of Units or of Income Units is required by law a transfer of Units or of Income Units may at the Trustee's discretion but subject always to the provisions hereof be effected without a written instrument of transfer being submitted to the Trustee and in that event an entry in the Register made with the approval of all of the Unit Holders shall if the transfer is not contrary to the provisions of this Deed be effective as evidence of the right to the Unit or Income Unit so transferred. The Trustee may however if it sees fit require an instrument of transfer in writing to be signed by or on behalf of the transferee or an undertaking to be bound by the terms of this Deed and of any deed supplemental hereto before registering a transfer of Units or of Income Units.

9.3. **If written transfer required by law then to be in form of Fourth Schedule**
If required by law or if the Trustee in its absolute discretion determines that a written instrument of transfer is necessary the instrument of transfer shall be in the form set out in the Fourth Schedule hereto or in a form from time to time approved by the Trustee and which shall be executed by or on behalf of both transferor and transferee and shall be duly stamped (if required by law).

9.4. **If transfer of Units or Income Units complies with Deed then appropriate entries to be made in Register**
On each proposed transfer of Units or transfer of Income Units the Trustee shall upon being satisfied that the provisions contained in this Deed relating to the transfer of Units or the transfer of Income Units as the case may be have been complied with make the appropriate entries in the Register and shall cancel the existing Unit Certificate or Certificates and shall issue a new Certificate or Certificates in the name of the transferee and if appropriate a new Certificate or Certificates in the name of the transferor for the balance of any Units or any Income Units as the case may be retained by him.

10. **TRANSFERS OF UNITS ON DEATH ETC. AND CHANGE IN TRUSTEES**

10.1. **Interpretation**
In this clause 10 "Unit Holders" means and includes both Unit Holders and Income Unit Holders and "Units" means and includes both Units and Income Units.

10.2. **Transmission of Units on death and bankruptcy**
On the death of any one of the joint Unit Holders of any Unit the survivor or survivors of such joint Unit Holders shall be the only person or persons recognised by the Trustee as having any title to or interest therein. Satisfactory evidence as to such Unit Holder's death and any necessary statutory certificate enabling assets to be dealt with shall be produced to the Trustee by the survivor or survivors.

10.3. **Executor or administrator of deceased Unit Holder only person having title to Units**
The executor or administrator of a deceased Unit Holder (not being one of several joint Unit Holders) shall be the only person recognised by the Trustee as having any title to or interest in such Units. Satisfactory evidence as to such Unit Holder's death and any necessary statutory certificate enabling assets to be dealt with shall be produced to the Trustee by the said executor or administrator.

10.4. **Executor or administrator after producing evidence of title to be registered as holder of Units**
The executor or administrator of the estate of a deceased Unit Holder (not being one of several joint Unit Holders) after producing such evidence as to his title as the Trustee considers sufficient shall on delivering up the Certificate or Certificates in respect of such Units to the Trustee for cancellation be registered by the Trustee as the holder of such Units and be entitled to have issued by the Trustee a new Unit Certificate or Certificates in his name.

10.5. **Person entitled to Units in consequence of bankruptcy to be registered as holder of Units**
Any person becoming entitled to any Units in consequence of the bankruptcy of a Unit Holder after producing such evidence as to his title as the Trustee considers sufficient shall upon making a written request to the Trustee for cancellation of the Certificate or Certificates comprising such Units be registered as the holder of such Units and be entitled to have issued by the Trustee a new Unit Certificate or Certificates in his name.

10.6. Person entitled to Units by transfer be entitled to receive all moneys payable in respect of Units

Any person entitled to Units by transfer pursuant to death or bankruptcy shall be entitled to receive and may give a good discharge for all moneys payable in respect of the Units by the Trustee but except as otherwise provided by this Deed shall not be entitled to any of the rights or privileges of a Unit Holder unless he shall become registered in respect of the Units.

10.7. Transfers of Units where no change in beneficial interest

Upon the appointment of a new trustee of any trust on behalf of which Units are held where the instrument by which the new trustee is appointed is made solely in consequence of the appointment or retirement of any trustee or other change in trustees the new trustee appointed by such instrument shall upon making a written request to the Trustee for cancellation of the Certificate or Certificates comprising such Units be registered as the holder of such Units and be entitled to have issued by the Trustee a new Unit Certificate or Certificates in his name.

11. TRANSFERS OF UNITS TO RELATED PARTIES

11.1. Interpretation

In this clause 11 "Unit Holders" means and includes both Unit Holders and Income Unit Holders and "Units" means and includes both Units and Income Units.

11.2. Persons to whom Units may be transferred

The Trustee shall upon being requested so to do by any Unit Holder register any of the following instruments of transfer of Units:

11.2.1. From a Unit Holder to any of the following:

11.2.1.1. any relative of the transferor falling within the following descriptions namely the spouse, child, son-in-law, daughter-in-law, parent, parent-in-law, grandchild and any children or remoter issue of any of those persons ("the specified relatives");

11.2.1.2. the trustee or trustees of any deed of trust or settlement made exclusively for the benefit of one or more of the specified relatives of the transferor or of any corporation which is a related company of the Unit Holder as defined in the Corporations Act 2001 or both to be held by such trustee or trustees upon the terms of such deed ("a family trust");

11.2.1.3. where the transferor is the trustee of a deed of trust or settlement then to any specified relative of any beneficiary under such deed of trust or settlement;

11.2.1.4. any corporation, all of the shares in which are beneficially owned by one or more of the transferees referred to in this paragraph.

11.2.2. From the executors or administrators or other legal personal representatives of a deceased Unit Holder to the widow or widower of the deceased Unit Holder or to any of the specified relatives of such Unit Holder entitled in each case thereto under or by virtue of the will of such Unit Holder or as one of his next-of-kin.

11.2.3. From the trustee of a family trust to one or more of the beneficiaries of such family trust.

11.2.4. From the trustee of the estate of a deceased Unit Holder or of a family trust on any change of trustee to the trustee or trustees for the time being of such estate or family trust.

11.2.5. In the case of a Unit Holder being a corporation from such Unit Holder to another corporation which is a related company of the Unit Holder as defined in the Corporations Act 2001.

11.2.6. In the case of a Unit Holder being the Trustee of a superannuation fund from such Unit Holder to the Trustee of another superannuation fund where not less than fifty per centum of the members of that other superannuation fund are the same persons as the members of the superannuation fund on behalf of which the Units to be transferred are so held.

12. TRANSFERS OF UNITS OTHER THAN ON DEATH ETC. AND TO RELATED PARTIES

Save as provided in clauses 10 and 11 no transfer of Units or Income Units shall be registered by the Trustee unless the following procedure is followed:

12.1. Interpretation

In the provisions of this clause 12 hereinafter appearing "Unit Holders" does not include Income Unit Holders and "Units" does not include Income Units.

12.2. Transfer notice

A Unit Holder proposing to transfer any Units ("the proposed transferor") shall give notice in writing ("a transfer notice") to the Trustee in the form or to the effect of the form contained in the Fifth Schedule hereto that he desires to transfer the Units specified in the notice and he shall specify in the notice the price per Unit which he fixes as the fair value thereof.

12.3. Determination of fair value

The Trustee in the case of every transfer notice may if it considers it desirable cause the fair value of the Units to be determined by an accountant who is a member of the Institute of Chartered Accountants in Australia or the Australian Society of Certified Practising Accountants nominated for the purpose by the Trustee ("the accountant") in lieu of the fair value specified in the transfer notice and the fair value as determined by the accountant shall be deemed to be the fair value for the purpose of this clause.

12.4. Accountant acting as expert in making valuation

The accountant in making the valuation hereinbefore referred to shall be deemed to be acting as an expert and not as an arbitrator and the provisions of the Commercial Arbitration Act or any like enactment in force in the state or territory of Australia in which this Deed is executed shall not apply. The valuation of the accountant shall be final and binding upon all interested parties and the costs of the accountant shall be borne by the proposed transferor and may be deducted from the proceeds of sale.

12.5. When transfer notice revocable

A transfer notice shall not be revocable except with the consent of the Trustee unless when the fair value has been determined by the accountant as hereinbefore provided at a price lower than the price fixed by the proposed transferor in which case the proposed transferor may revoke the transfer notice by notice in writing to the Trustee within seven days after he has received notice of the fair value determined by the accountant.

12.6. Transfer notice may include several parcels of Units

A transfer notice may include several Units or parcels of Units and in such case shall operate as if it were a separate notice in respect of each parcel.

12.7. Trustee agent of proposed transferor

The service of a transfer notice shall be deemed to constitute the Trustee the agent of the proposed transferor for the sale of the Units therein specified to a purchaser to be nominated by the Trustee as hereinafter provided at a price equal to the fair value thereof.

12.8. Units in transfer notice first offered to Unit Holders

The Units comprised in a transfer notice shall in the first instance be offered by the Trustee to all the Unit Holders (except the proposed transferor) by notice in writing as nearly as may be in proportion to their respective holdings of Units so that no fraction of a Unit is offered. Where any fraction of a Unit is involved the Units offered shall be taken to the next lowest whole number and any Units left over shall be offered to Unit Holders as determined by lot and the Trustee shall issue sufficient Units at such price as is reasonable in all the circumstances to those who do not draw the lots to enable the proportion to be exactly maintained.

12.9. Non acceptance deemed declination

An offer to Unit Holders shall state that if the same is not accepted in whole or in part within fourteen days from its receipt it shall be deemed to have been declined and such offer shall also require any Unit Holder who desires to purchase Units in excess of his said proportion to state how many additional Units he desires to purchase at the fair value.

12.10. Units not accepted to satisfy request for further Units

Any Units so offered and not accepted shall be used for satisfying the said request for additional Units but if there shall be insufficient of the said unaccepted Units to satisfy in full all such requests for additional Units the said unaccepted Units shall be distributed amongst the Unit Holders making such request as nearly as may be in proportion to their respective holdings of Units provided always that no Unit Holder shall be bound to take more additional Units than those he shall have offered to purchase.

12.11. Surplus Units may be sold by Trustee

Any Unit comprised in a transfer notice which has not been accepted for sale as aforesaid may be offered by the Trustee to any Unit Holder or other person elected by the Trustee as one whom it is desirable in the interest of the Trust Fund to admit as a Unit Holder and who is willing to purchase that Unit at the fair value.

12.12. Trustee to nominate purchaser of Units

Within thirty days after being served with a transfer notice the Trustee shall by notice in writing to the proposed transferor nominate one or more Unit Holders or other persons whom in the opinion of the Trustee it is desirable in the interest of the Trust Fund to admit as Unit Holders (in this clause hereinafter called "the purchaser") and who wish to purchase forthwith for cash all or some of the Units comprised in the transfer notice as purchaser or purchasers of such Units whereupon the proposed transferor shall be bound upon payment of the fair value of the Units to transfer the appropriate Units to the purchaser.

12.13. Default by proposed transferor in transfer of Units

If in any case the proposed transferor having become bound to transfer any Units shall make default in so doing the Trustee shall receive the purchase money and shall thereupon cause the name of the purchaser to be entered in the Register as the Unit Holder thereof and shall cancel and issue the appropriate Unit Certificate or Certificates and shall hold the purchase money in trust for the proposed transferor. The receipt of the Trustee for the purchase money shall be a good discharge to the purchaser and after his name has been entered in the books of this Trust in purported exercise of the aforesaid power the validity of the proceedings shall not be questioned by any person.

12.14. Proposed transferor may sell Units not sold

If at the expiration of thirty days after the transfer notice the Trustee shall not have found a Unit Holder or person selected as aforesaid willing to purchase forthwith for cash all or some of the Units mentioned in the transfer notice the proposed transferor may at any time within a further period of thirty days after the expiration of the said first period of thirty days sell and transfer those Units to any person at a price not less than the fair value **PROVIDED THAT** the Trustee may require to be satisfied in such manner as it may reasonably require that such Units are being transferred for the consideration stated in the transfer of units without any deduction rebate or allowance whatsoever to the transferee named therein and if not so satisfied the Trustee may refuse to register the transfer.

12.15. Trustee to vary procedure for transfer of Units if resolved by unanimous resolution

The Trustee shall if so resolved by a unanimous resolution of the Unit Holders vary the foregoing procedure in the manner set out in such resolution and also may if so resolved by a unanimous resolution give any person or persons a preferential right to acquire any Units.

12.16. If Unit Holder grants security over Units without consent deemed to have served transfer notice

If any Unit Holder without the consent of the Trustee shall pledge as security in law or in equity any of his Units whether by way of mortgage, lien or otherwise or if any Unit Holder shall execute a deed of trust or other disposition of Units in favour of any person other than a person who is a permitted transferee pursuant to clause 11 that Unit Holder shall be deemed to have served a transfer notice in respect of those Units on the date on which the Trustee becomes aware of such pledge as security deed of trust or other disposition and to have fixed as the fair value thereof an amount to be determined by an accountant qualified as provided in sub-clause 12.3 nominated for the purpose by the Trustee. The accountant so appointed in making his determination shall be deemed to be acting as an expert and not as an arbitrator and accordingly the provisions of the said Commercial Arbitration Act or like enactment shall not apply but he shall consider any evidence as to the value which may be presented to him by the deemed proposed transferor or by the Trustee. The costs of obtaining the determination shall be borne by the deemed proposed transferor and may be deducted from the proceeds of the sale.

12.17. Change in effective control of company is deemed service of transfer notice

Where any Unit Holder is a corporation as defined in the Corporations Act 2001 or the trustee of a unit trust and there is a transfer of the issued shares of that corporation or the units of that unit trust (other than a transfer of shares or transfer of units to any specified relative, trustee, corporation or beneficiary referred to and defined in clause 11) which alters the effective control thereof that Unit Holder shall be deemed to have served a transfer notice in respect of the Units held by him on the date on which the transferee of such shares or such units is registered as the holder thereof in the share register or the unit register of that Unit Holder.

12.18. If Unit Holder presents creditor's petition in respect of the Trust Fund then deemed to have served transfer notice

In the event that any Unit Holder acting in any capacity whether as creditor or otherwise presents to a Court any petition or other proceeding seeking relief by the winding up dissolution or other termination of the Trust Fund on any ground whatsoever the Unit Holder so acting shall be deemed on the day prior to the presentation of the petition or institution of the other proceeding to have served a transfer notice in respect of all Units owned by him and to have fixed as the fair value thereof an amount to be determined by an accountant qualified as provided in sub-clause 12.3 nominated for the purpose by the Trustee. The accountant so appointed in making his determination shall be deemed to be acting as an expert and not as an arbitrator and accordingly the provisions of the said Commercial Arbitration Act or like enactment shall not apply but he shall consider any evidence

as to value which may be presented to him by the deemed proposed transferor or by the Trustee. The costs of obtaining the determination shall be borne by the deemed proposed transferor and may be deducted from the proceeds of sale.

12.19. **Transfer of Income Units**
An Income Unit Holder wishing to transfer any Income Units shall give notice in writing to the Trustee in the form or to the effect of the form contained in the Fifth Schedule hereto that he desires to transfer the Income Units specified in the notice and he shall specify in the notice the price per Income Unit which he fixes as the fair value thereof and the provisions of clauses 12.3 to 12.18 hereof shall apply mutatis mutandis in respect of such transfer notice and the Income Units specified therein to the effect that such Income Units shall be first offered to Unit Holders in accordance with clause 12.8 and not to Income Unit Holders.

13. REPURCHASE OF UNITS

13.1. **Unit Holder may request Trustee to repurchase Units**
Any Unit Holder may at any time during the continuance of this Trust by a notice in writing request the Trustee to repurchase all or any of the Units held by him.

13.2. **Method of repurchase of Units which the Trustee has elected to repurchase**
The Trustee may in its discretion elect to repurchase the Units specified in the notice given to it pursuant to sub-clause 13.1 and if the Trustee elects to repurchase such Units then the Unit Holder who has requested the Trustee to repurchase his Units shall hand the relevant Unit Certificate to the Trustee and the following procedure shall apply:

13.2.1. The Trustee shall cause a valuation to be made of the assets of the Trust Fund by any such competent person or persons as the Trustee may in its discretion appoint;

13.2.2. The value of the Trust Fund as ascertained pursuant to paragraph 13.2.1 less all liabilities of the Trust Fund shall be divided by the number of Units issued to all Unit Holders and the resultant figure shall be the repurchase price for each Unit **PROVIDED THAT** if the assets of the Trust Fund sold by the Trustee pursuant to paragraph 13.2.4 realise less than the value placed on such assets under the provisions of paragraph 13.2.1 then the amount realised by the sale of such assets shall be substituted for the value of such assets for the purpose of ascertaining the value of the repurchase price of each Unit under the provisions of this paragraph;

13.2.3. Upon the value of each Unit for the purposes of repurchase being known the Trustee shall notify the Unit Holder who has requested the Trustee to repurchase his Units and shall then repurchase such Units by payment in cash of an amount equal to the total value of such Units or by the transfer of assets of the Trust Fund of equivalent value to such amount such payment or transfer of assets to be at the discretion of the Trustee;

13.2.4. The Trustee may to enable it to repurchase any Units pursuant to this clause:

13.2.4.1. sell or otherwise realise a sufficient portion of the Trust Fund;

13.2.4.2. borrow (in the exercise of the powers specified in paragraph 15.4.11) a sufficient sum;

13.2.5. The cash raised or received from any sale or borrowing pursuant to paragraph 13.2.4 shall be used by the Trustee in satisfaction of repurchase of Units as aforesaid and forthwith upon such payment being made the Units repurchased shall be cancelled and an entry to that effect shall be made in the Register;

13.2.6. The costs of any valuation of the assets of the Trust Fund made pursuant to this clause shall be paid out of the Trust Fund but all other expenses of a repurchase of Units including stamp duty shall be paid by the Unit Holder who has requested the Trustee to repurchase his Units;

13.2.7. Notwithstanding anything hereinbefore contained in this clause the Trustee shall not repurchase any Units if any one or more Unit Holders agree to purchase such Units at the value determined in accordance with the provisions of this clause or at any other price which may be agreed between the Unit Holder who has requested the Trustee to repurchase his Units and the Unit Holders who have agreed to purchase those Units. Such Units shall be offered to the Unit Holders as if the repurchase notice were a transfer notice and the provisions of clause 12 (save for the fixing of the fair value therein provided) shall apply in like manner as if the request to repurchase was a transfer notice.

13.3. **The Trustee may repurchase Income Units**
The Trustee may repurchase Income Units at any time without assigning any reason therefor on payment to the Income Unit Holders whose Income Units are to be repurchased out of the Income Unit Fund of an amount equal to the amount paid per Income Unit when such Income Units were issued.

13.4. **The Trustee shall vary procedure for repurchase of Units in manner set out in unanimous resolution**
Notwithstanding the provisions of sub-clause 13.2 the Trustee shall if so resolved by a unanimous resolution vary the procedure for the repurchase of Units in the manner set out in such resolution.

14. BENEFICIARIES

14.1. The Beneficiaries of this Trust shall comprise:

14.1.1. **Primary Beneficiaries**
Primary Beneficiaries who shall mean and include the person or persons named and described or defined as such in the First Schedule; and

14.1.2. **Beneficiaries**
Beneficiaries who shall mean and include:

14.1.2.1. the Primary Beneficiary or the Primary Beneficiaries (as the case may be);

14.1.2.2. any and all of the members of the classes of Beneficiaries specified in the First Schedule; and

14.1.2.3. any other persons who from time to time are under the provisions of this Deed deemed to be included as Beneficiaries of this Trust.

14.2. **Exclusion of Beneficiaries and classes of Beneficiaries**
The Trustee may at any time and from time to time with the authority of a unanimous resolution declare in writing that:

14.2.1. any person shall be excluded as a Beneficiary notwithstanding that but for such exclusion he would pursuant to the provisions of this Deed have been included as a Beneficiary;

14.2.2. any class of Beneficiaries shall be excluded as a Class of Beneficiaries notwithstanding that but for such exclusion such class of Beneficiaries would pursuant to the provisions of this Deed have been included as a class of Beneficiaries of this Trust;

and as from the date of the making of any such declaration such persons or class of Beneficiaries shall be deemed to be excluded as a Beneficiary or class of Beneficiaries as the case may be.

14.3. Inclusion or addition of Beneficiaries and classes of Beneficiaries
The Trustee may by deed at any time and from time to time with the authority of a unanimous resolution nominate:

14.3.1. any person wherever resident or in the case of the person being a corporation wherever resident or incorporated to be included as a Beneficiary or Primary Beneficiary of this Trust as the case may be;

14.3.2. any persons or groups or class of persons to be included as a class of Beneficiaries of this Trust;

and as from the date of the making of any such nomination such persons or groups or classes of persons shall be deemed to be included as a class of beneficiaries of this Trust and upon such inclusion as a Beneficiary or class of Beneficiaries the rights and entitlements of any person group or class of persons so nominated shall be the rights and entitlements (if any) specified in such nomination.

14.4. Variation of rights of classes of Beneficiaries
The Trustee may by deed with the authority of a unanimous resolution vary or alter the proportions of the income and the capital of the Trust Fund to which each class of Beneficiaries may become entitled pursuant to the provisions of this Deed and as from the date specified therein the proportions of such income and capital to which each such class of Beneficiaries may be entitled shall be deemed to be varied in the manner specified in such deed PROVIDED HOWEVER that no such variation or alteration shall have the effect of diverting modifying or varying any of the income or capital of the Trust Fund allocated to any class of Beneficiaries or which has become a vested interest of a Beneficiary prior to the execution of such deed.

15. POWERS OF THE TRUSTEE

15.1. General power over Trust Fund
Subject to a contrary provision of any other clause of this Deed the Trustee shall have all the powers over and in respect of the Trust Fund and the investments thereof which it could exercise if it were the absolute and beneficial owner and shall exercise that diligence as an ordinary prudent man of business would exercise in conducting his own affairs.

15.2. To invest
The Trustee shall have the power to apply or invest moneys of the Trust Fund available to be invested hereunder in any investment of whatsoever kind or nature as the Trustee shall in its absolute discretion think fit notwithstanding that any such investment is now by law authorised for the investment of trust moneys or that any such investment does not produce income or that no dividend or interest is payable in respect thereof and whether or not such investment shall involve waste or be subject to liability without security and otherwise upon any terms or conditions as the Trustee shall in its absolute discretion think fit. Without restricting the generality

of the foregoing the Trustee shall have the power to apply or invest moneys of the Trust Fund available to be invested either alone or in partnership or co-ownership with any other person or persons:

15.2.1. **Authorised trustee investments**
In any one or more of the investments from time to time sanctioned by law of any state or territory of Australia for the investment of trust moneys;

15.2.2. **Real and personal property**
In the acquisition of real or personal property or any interest therein and without limiting the generality thereof of any patent, copyright, design, formula, secret process, concession, trademark and other like right or privilege in Australia, or in any other country, and although the acquisition is not made primarily for the production of income;

15.2.3. **Property development**
In developing and turning to account real or personal property or any interest therein or any property right or interest which is or may be subject to the trusts created by this Deed and in particular without limiting such generality by constructing, reconstructing, maintaining, or improving any buildings or by laying out and preparing land for subdivision, conversion to strata or similar title and for building;

15.2.4. **Shares and units**
In the acquisition of full or partly paid shares including redeemable, preference or redeemable preference shares, stock debentures, debenture stock bonds, units, securities, or obligations or any interest, with or without deferred, restricted, qualified or special rights, and whether or not there is or is not a liability in respect of any shares, units, securities or interests, of or in any public, proprietary or no liability company, association, firm, mutual fund or unit trust wherever incorporated or formed, whether carrying on business in Australia or in any other country, or in giving any guarantee or otherwise becoming a proprietor of a company limited by guarantee;

15.2.5. **Options and rights**
In the acquisition of options, entitlements or rights to any of the securities mentioned in paragraph 15.2.4;

15.2.6. **Deposit**
On fixed deposit or at call with any bank, savings bank, building society, company, corporation or firm, wherever incorporated or situated, and wherever carrying on business. Any deposit may be made free of interest to any company or corporation or firm in which a Unit Holder or Beneficiary shall be a shareholder or the shares in which any part of the Trust Fund has been invested;

15.2.7. **Business**
In acquiring and carrying on any manufacturing, trading, primary production or other business in Australia or elsewhere;

15.2.8. **Insurance**
In the acquisition of any policy of assurance or insurance of any kind whatsoever;

15.2.9. **Loans**
In making loans to any person or company whether executor, trustee, or otherwise with or without interest and whether secured or unsecured and for any period whatsoever fixed or otherwise;

15.2.10. **Precious objects**
In the purchase of gold, silver, works of art, coins, stamps, furniture, ornaments, precious objects, jewellery and antiques;

15.2.11. **Commodity contracts**
In the acquisition of foreign currencies hedging contracts, commodity contracts, and also options or futures contracts of any kind which are quoted on a recognised stock exchange;

15.2.12. **Deferred property**
In the acquisition of any reversionary or deferred property or rights of any description.

15.2.13. **Derivative transaction**

In any derivative transaction including any:

15.2.13.1. interest rate or currency swap, option or transaction;

15.2.13.2. swap, bond, or commodity (including precious metals, electricity or energy) option;

15.2.13.3. money market, foreign exchange, margin foreign exchange, futures, forward rate bill, synthetic forward exchange, deposit, capital market, securities buy-back or sell-back transaction;

15.2.13.4. credit or equity derivative;

15.2.13.5. smart forward, or forward rate agreement; and

15.2.13.6. any other product traded or transaction undertaken on financial markets (whether on any recognised stock exchange or not) including any combination or derivative of any one or more transactions and any option on any transaction or product referred to in this paragraph.

15.3. **Vary investments**
The Trustee shall have the power which it may exercise from time to time in its discretion to change or vary any investment for the time being forming part of the Trust Fund made by it pursuant to the provisions of this Deed or authorised by law.

15.4. **General Powers**
In the administration of the trusts declared by this Deed and in the exercise of the powers, authorities and discretions conferred by this Deed or by law the Trustee shall have the following powers. These powers shall be in addition to the powers, authorities and discretions vested in the Trustee by any other provision of this Deed or by law and which shall not limit or be limited by or be construed so as to limit or be limited by the powers, authorities and discretions otherwise by this Deed or by law vested in the Trustee:

15.4.1. **Generally deal with Trust Fund**
To sell, call in, convert into money, grant options or rights to purchase, mortgage, charge sub-charge, or otherwise deal with, dispose of, or transfer any item or asset comprising the whole or part of the Trust Fund or otherwise held by the Trustee under the terms of this Trust for such consideration and on such terms as the Trustee may in its discretion think fit;

15.4.2. **How investments made**

To make or purchase any investments for which moneys of the Trust Fund may be applied for cash or in consideration of an annuity or otherwise and upon such terms and conditions as the Trustee in its absolute discretion thinks fit and the Trustee may make or purchase any such investment for a sum greater than the amount of the Trust Fund for the time being and it may agree to pay for any such investments wholly or in part from any future moneys which may come into its hands, including dividends, profits, interest or other income paid or payable in respect of any such investments;

15.4.3. **Real property**

To acquire, dispose of, exchange, mortgage, sub-mortgage, lease, sub-lease, let, grant, release or vary any right or easement, or otherwise deal with real property or any interest therein;

15.4.4. **Personal property**

To acquire, dispose of, exchange, hire, lease, let, mortgage or otherwise deal with personal property or any interest therein;

15.4.5. **Lease**

To rent premises from any person, acquire the interest of any lessee in any lease, purchase, hire, take on lease, grant leases, sub-leases, tenancies or rights of any nature whatsoever, in and to any real property, or any estate or interest therein, or in and to motor vehicles, computer hardware and software, fixtures and fittings, furniture, utensils, plant and equipment and personal property of any other description;

15.4.6. **To let**

To lease and let property forming part of the Trust Fund or held by the Trustee pursuant to the provisions of this Deed for such period at such rental and to any persons upon terms and conditions as the Trustee may decide and to accept surrenders from make allowances to and arrangements with a lessee or tenant with or without consideration as the Trustee may think fit;

15.4.7. **Employment**

To engage or employ persons including a person having an interest in or who is the holder of an office in the Trustee or obtain such other assistance as the Trustee may deem requisite to provide staff amenities and to vary and terminate any contract of employment;

15.4.8. **Unit Holders', Income Unit Holders' and Beneficiaries' remuneration for employment**

To remunerate any Unit Holder or Income Unit Holder or Beneficiary who is at any time in the employ of the Trustee to the same extent and in the same manner as if the Unit Holder or Income Unit Holder or Beneficiary so employed was not a Unit Holder or Income Unit Holder or Beneficiary hereunder and all bona fide payments made by the Trustee to any such Unit Holder or Income Unit Holder or Beneficiary as the case may be in the form of remuneration for services rendered or to be rendered or on account of expenses in connection with such employment shall not be or be deemed to be payment to the Unit Holder or Income Unit Holder or Beneficiary as the case may be of or on account of his or her share in the Trust Fund or the income thereof or membership of a class of Beneficiaries;

15.4.9. **Engage experts**

To employ or engage agents or professionals in the execution of the trusts created by and the powers set out in this Deed. Instead of acting

personally from time to time to employ or engage and pay out of the Trust Fund such managers, agents, advisers, solicitors, barristers, auditors, accountants, brokers, surveyors or other persons to transact any business or to do any act required to be done in connection with the administration of the trusts created by this Deed and to act upon the opinion or advice of any such person without being responsible for any loss or damage occasioned by acting in accordance therewith;

15.4.10. **To lend**
To advance and lend moneys forming part of the Trust Fund or give credit to any persons, firms, companies, corporations or governmental or municipal bodies upon such terms as the Trustee in its absolute discretion thinks fit and in particular but without limiting the generality of the foregoing to a Unit Holder or Income Unit Holder or Beneficiary or person having an interest in or the holder of an office in the Trustee. Any such lending or giving of credit may be made with or without security and upon such terms and conditions as to repayment and with or without interest as the Trustee in its absolute discretion thinks fit;

15.4.11. **To borrow**
To raise or borrow moneys either alone or jointly with another or others from any person including a firm or company either bearing or free of interest and on the terms and conditions and for the purposes as the Trustee may decide and to secure the repayment of any moneys or other indebtedness by mortgage, charge, security or other encumbrance over the whole or any part of the Trust Fund as the Trustee in its discretion thinks fit or to have the repayment secured over property of a third party which may include property of the Trustee or Unit Holder or Income Unit Holder or a Beneficiary whether such third party collateral security is given alone or jointly with property of the Trust Fund. No lender shall be concerned to enquire as to whether the necessity for any such borrowing has arisen or as to the purpose for which it is required or as to the application of moneys borrowed;

15.4.12. **Commercial bills**
To draw, make, accept, endorse, discount, execute, issue, guarantee or be a party in any way to a commercial bill or other bill of exchange, bill of lading, promissory note, letter of credit, other negotiable or transferable instrument, hypothecation or other facility whatsoever involving the raising, borrowing or lending of money by or to the Trustee as trustee of this Trust;

15.4.13. **Credit**
To enter into alone or with others any agreement or arrangement for obtaining credit upon such terms and conditions as the Trustee may see fit including but not limited to obtaining upon deferred terms as to payment goods, trading stock or other property or services of any nature whatsoever;

15.4.14. **Attorney**
To appoint any person or persons as the representative or attorney of the Trustee for the purpose of executing any document which the Trustee is permitted or authorised to execute by this Deed or by law and to revoke any such appointment;

15.4.15. **Assets registered in name of nominee**
To permit any asset of this Trust to be held or registered in the name of any nominee of the Trustee and to deposit securities deeds and other documents belonging or related to the Trust Fund with any bank;

15.4.16. **Service entity**
To act as a service entity in providing office supplies and services including professional or other employees office furniture and equipment of all kinds stationery, telephone and electricity services, management, administration and consultancy services and anything incidental thereto;

15.4.17. **Bank accounts**
To open in the name of the Trustee or in the name of a person or corporation as nominee of the Trustee, or in the joint names of the Trustee and another any cheque, savings or other account with any bank or financial institution wherever situated as the Trustee thinks fit with full power to operate on any such account including but without limiting the generality of the foregoing power to sign, draw and endorse cheques and other negotiable or transferable instruments on any such account and to close the same;

15.4.18. **Management expenses**
To pay out of the Trust Fund or the income thereof all costs, charges and expenses incidental to the management of the Trust Fund or to the exercise of any power, authority or discretion herein contained or in carrying out or performing the trusts created by this Deed which the Trustee considers appropriate;

15.4.19. **Pay general expenses**
To pay insurance premiums, rates, taxes, rents and outgoings in connection with real and personal property of the Trust Fund and to manage such property and effect repairs thereto as the Trustee may consider necessary or advisable. Where the Trustee is unable to charge such expenditure against income of the Trust Fund it shall be at liberty to resort to the capital thereof;

15.4.20. **Corporate securities**
With respect to any company in which the Trustee holds shares, stocks, debentures, options, convertible notes or is otherwise interested or concerned (in this paragraph called "the Securities") to exercise the following powers in addition to powers conferred by law:

15.4.20.1. to pay calls on the Securities or permit the Securities to be forfeited and sold;

15.4.20.2. to purchase the Securities and take up the Securities of a new issue;

15.4.20.3. to attend meetings personally or by proxy, attorney or representative and vote at the discretion of the Trustee;

15.4.20.4. to sell the Securities at such price and upon such terms with or without security as the Trustee thinks fit;

15.4.20.5. to assent to or join in any arrangement relating to the sale, transfer or exchange of any of the Securities or modifying any rights, privileges or interests in relation thereto and to agree to any scheme or arrangement for the increase or reduction of the value of amounts of any shares or stock or of the capital of any company in which the Securities form the whole or any part of the Trust Fund or by which any of the Securities are substituted or given in exchange either wholly or partly for other of the Securities whether in such company or not and for any such purpose to deposit, surrender or exchange any scrip or documents of title

relating thereto and to pay out of the capital of the Trust Fund or property held in trust pursuant to the provisions of this Deed or the income of the Trust Fund any contribution or incur any expense in connection with such scheme or arrangement and generally to manage and deal with any of the Securities as if the Trustee owned them beneficially; and

15.4.20.6. to agree in respect of a winding up with the liquidator of any such company or any member of such company or any other person in all things as the Trustee shall think fit for the division or partition in kind or specie of the assets or property of whatsoever nature of such company and to accept any of such assets and property in payment or satisfaction of any interest of the Trustee in such company with power to pay any moneys by way of equality of division or partition.

15.4.21. **Unit trust interests**

To acquire units or sub-units of any fixed or flexible unit trust whatsoever either by way of application purchase or by way of settlement by the Trustee in the establishment of such unit trust and to exercise all rights including voting rights and perform all obligations as a holder of any units in such trust and to accept all distributions by the Trustee of such unit trust as income or capital of the Trust Fund;

15.4.22. **Franchises**

To acquire by means of purchase or otherwise and to sell, dispose, relinquish or otherwise deal in franchises, franchise agreements, licences or things of like nature relating to subject matters of all kinds;

15.4.23. **Subdivision of property**

To partition or agree to the partition of or to subdivide or agree to the subdivision of property of any kind which or any interest in which may for the time being be subject to the trusts created by this Deed and to pay moneys by way of equality of partition;

15.4.24. **Property development contracts**

To enter into any contract, agreement or arrangement with any person for or with respect to the development and turning to account of any real or personal property or any interest therein and any other right, privilege or interest for the time being subject to the trusts created by this Deed or with respect to the construction of any buildings, laying out or preparing land for building purposes, or in developing or turning to account real or personal property or any rights, privileges or interests;

15.4.25. **Promotion and establishment of companies and trusts**

To establish, promote or acquire any company or companies or any trust or trusts or join in the promotion or establishment of any company or companies or trust or trusts and to do anything which a person not being a trustee is authorised or empowered to do under any law relating to or governing any such company or companies or trust or trusts;

15.4.26. **Maintenance of property**

To maintain and preserve in good and substantial order and condition real or personal property of the Trust Fund or otherwise held by the Trustee under the terms of this Deed and to pay or defray the costs thereof;

15.4.27. **Guarantees and Indemnities**

Power whether with or without security and whether alone or jointly or severally or both jointly and severally with any other person to guarantee, indemnify, secure by way of mortgage, charge or otherwise over the whole or part of the Trust Fund, or undertake in any way the payment or repayment of money or debts (including any interest whether existing or to accrue) previously or then lent or to be advanced; or any existing or future duties, undertakings, liabilities or obligations incurred or which may at any future time be incurred by any person whether a Unit Holder or Income Unit Holder or Beneficiary or not and to guarantee, indemnify or secure with or without security the due performance of any contract, agreement, covenant or obligation of any person whether a Unit Holder or Income Unit Holder or Beneficiary or not;

15.4.28. **Power to set aside**

To set aside out of the income or capital of the Trust Fund from time to time such moneys as may in the opinion of the Trustee be sufficient to meet any debt or obligation due or accruing;

15.4.29. **Superannuation and bonuses**

To pay bonuses, gratuities or retirement benefits or to establish and support or aid in the establishment and support of schemes providing superannuation, death and retirement benefits or any one or more of such benefits in respect of employees or ex-employees of the Trustee including in the case of a corporate trustee directors or other holder of any office of the Trustee and the dependants of any of such persons and for the benefit of employees, ex-employees and their dependants of any company or person associated with the Trustee;

15.4.30. **Futures contracts and options**

To engage brokers and commission agents, to vary and determine the terms of any such engagement and either directly or through any broker or agent in any market in any part of the world to buy, sell, open, close-out or otherwise deal in futures contracts of all kinds and to enter into, vary, exercise, abandon or sell any put or call option or rights or to place bids, make offers, hedge and effect orders including buying, selling, straddle switch and stop-loss orders and to tender and take delivery of commodities and currencies which are the subject of any futures contract or option and otherwise to do and perform all things so as to operate on, utilise or deal with the facilities of any stock or futures exchange;

15.4.31. **Mixing of funds**

To mix the Trust Fund including the income thereof and any other moneys held from time to time by the Trustee pursuant to the trusts created by this Deed or any part of it with other moneys held by the Trustee pursuant to any provision of this Deed or under any other trust; to invest the moneys so mixed in any investment, property, interest, arrangement or business or in any other mode or manner in which the Trustee may by law or by this Deed be empowered to invest the Trust Fund and in particular to make such arrangements with respect to such moneys and their investment with any other person as the Trustee would be authorised or empowered by law or by this Deed to make or enter into;

15.4.32. **Trustee's power to deal with itself**

To sell, transfer, hire, lease or dispose of any real or personal property of the Trust Fund or to lend or advance any moneys to the Trustee in its personal capacity or in its capacity as the trustee of other trust funds or

otherwise howsoever or to any company or partnership whatsoever notwithstanding that the Trustee is a shareholder or director or member or partner of such company or partnership or to a wife, husband, child or children of the Trustee absolutely AND to buy, transfer, acquire, hire or lease any real or personal property or to borrow any moneys from the Trustee in its personal capacity or in its capacity as trustee of other trust funds or otherwise howsoever or from any company or partnership whatsoever notwithstanding that the Trustee is a shareholder or director or member or partner of such company or partnership or from the husband or wife or child or children of the Trustee AND the carrying on or carrying out of any profit making undertaking or scheme in partnership with the Trustee in its personal capacity or in its capacity as trustee of other trust funds or otherwise howsoever or with any company or partnership whatsoever notwithstanding that the Trustee is a shareholder or director or member or partner of such company or partnership or with the husband or wife or child or children of the Trustee AND generally to deal with the Trustee in its personal capacity in all respects as if there were two separate persons to the dealings AND without limiting the generality of anything herein contained the Trustee shall have power in its absolute discretion to sell to itself in its capacity as trustee of other trust funds either for cash or upon terms any assets being shares or a joint or undivided interest in property where other shares in the same company or companies or another joint or undivided interest in the same property are held by the Trustee in such other capacity as aforesaid AND to divide assets in specie between the Trust Fund and such other trust funds in such manner as the Trustee thinks fit;

15.4.33. **Execution of documents with other parties**
To join with any other company or person in executing any mortgage or other document for the purpose of securing the payment of money to the Trustee jointly with any other person or company or for the purpose of securing the performance of any contract, obligation or undertaking by any person, firm, company, association or trust or the payment of money to or by any other person or company;

15.4.34. **Policies of insurance**
To effect or acquire policies of life assurance of any kind on the life of any person or in respect of sickness, disability or accident to any person and to pay premiums, transfer, surrender, change the status of and deal with such policies in any manner whatsoever whether or not such policies are individual policies on the life of one person or a group policy on the lives of two or more persons to purchase or enter into insurance or investment bonds whether or not the bonds are linked to a policy over the life of any person;

15.4.35. **Action to protect the Trust Fund**
To take such action as the Trustee thinks fit for the adequate protection of any part or parts of the Trust Fund;

15.4.36. **Determination between capital and income**
To determine whether real or personal property or any increase or decrease in amount, number or value of any property or any receipt or payment from, for or in connection with real or personal property shall be treated as and credited or debited to capital or income of the Trust Fund and generally to determine all matters as to which any doubt difficulty or question may arise under or in relation to the execution of the trusts and powers of this Trust; every determination of the Trustee in relation to any of the above matters whether upon a question formally or actually raised or implied in any of the acts or proceedings of the Trustee in relation to

the Trust Fund shall bind all parties interested therein and shall not be objected to or questioned on any ground whatsoever;

15.4.37. **Partnership and joint ventures**
To enter into partnership or joint venture with any person on such terms and conditions as the Trustee shall think fit and to vary the terms of or terminate and be a party to the partition of assets of any such partnership or joint venture;

15.4.38. **To permit a Unit Holder or Beneficiary to use property of Trust**
To permit a Unit Holder or Beneficiary to reside in any house or flat or other residence or to use any personal property which or the proceeds of sale of which may for the time being be subject to the trusts of this Trust with or without consideration and generally upon such terms as the Trustee in its discretion thinks fit;

15.4.39. **Agency and licences including liquor licences**
To apply for purchase and hold any permit, agency or licence which may be desirable or required to enable or facilitate the carrying on of any business or venture which the Trustee is empowered by this Deed to engage in and to surrender, relinquish, sell, vary or assign the same and without limiting the generality of the foregoing to apply for, become the grantee or transferee of, acquire and hold as and when permitted by law so to do any licence, permit or authority under any act, regulation, by-law or other statute or legislation of any state or territory of Australia relating to or controlling or regulating the consumption and/or supply of liquor and to renew, transfer or surrender any such licence, permit or authority and to hold any such licence, permit or authority through a nominee as may be contemplated by any such act, regulation, by-law or other statute or legislation or any re-enactment or amendment thereof;

15.4.40. **Choses-in-action**
To acquire choses-in-action including debts and obligations of all kinds for value or by way of gift or at a discount or at a premium and to assign, release, vary, relinquish or otherwise deal with the same in any way whatsoever on such terms and conditions as the Trustee in its discretion thinks fit;

15.4.41. **Advertise**
To adopt such means of making known and advertising any business which the Trustee is empowered to carry on or in pursuing any power as may seem expedient or desirable;

15.4.42. **Make gifts and donations**
To make gifts or donations out of the Trust Fund for any charitable, scientific or educational purpose;

15.4.43. **Receive gifts**
To receive property by gift inter vivos or by will or under the provisions of any other trust or otherwise from any person as an addition to the Trust Fund and whether subject to liabilities or not and to hold the same upon the trusts created by this Deed and to administer such additions under these provisions;

15.4.44. **Give receipts**
To give effectual receipts and discharges for any moneys received by or on behalf of the Trustee or otherwise relating to any of the acts matters and things provided for in this Deed;

15.4.45. **Legal proceedings**
To institute, join in and defend proceedings at law or by way of mediation or arbitration and to proceed to the final end and determination and to compromise and settle any such dispute or proceedings for such consideration and upon such terms and conditions as the Trustee may decide;

15.4.46. **To act upon opinion of a solicitor**
Without derogating from the generality of any other power herein provided to take and act upon the opinion (given in writing) of a solicitor of five years' standing practising in any country where the Trust Fund or any part thereof may for the time being be invested in relation to the interpretation or effect of these presents or any other document or statute or as to the administration of this Trust without being liable to any of the persons beneficially interested in respect of any act done by the Trustee in accordance with such opinion provided that nothing in this provision shall prohibit or impede the Trustee from applying to any court if it shall think fit or prohibit any of the Unit Holders or the Income Unit Holders from so doing;

15.4.47. **Intellectual property rights**
To apply for, purchase or otherwise acquire and to sell patents, patent rights, copyright, trade marks, designs, formulae, licences, concessions, know-how and the like conferring any exclusive or non-exclusive or limited right to use or any other intellectual property rights and to use exercise develop or grant licences in respect of or otherwise turn to account property rights or information so acquired;

15.4.48. **Power to appropriate the Trust Fund in specie**
To appropriate in specie any portion of the Trust Fund or any Investment representing the same to or towards the share or entitlement of a Unit Holder or Income Unit Holder or Beneficiary under this Deed and to charge any share or entitlement with such sum of money by way of equality as the Trustee may think fit and for these purposes the Trustee may fix the value of any real or personal property forming part of the Trust Fund and every such appropriation, charge and valuation shall be binding on all persons who may at any time be entitled under this Deed to any interest in the Trust Fund;

15.4.49. **Release of powers**
By deed irrevocable to renounce and release any power conferred on the Trustee under this Deed in respect of the whole or part of the Trust Fund or the income or any part thereof and upon such renunciation and release such power or powers shall be deemed to be at an end and no longer exercisable by the Trustee to the extent of such renunciation and release;

15.4.50. **To appoint a new Trustee**
Provided the prior approval of a special resolution of Unit Holders has been obtained in any conditions or circumstances which the Trustee thinks expedient to appoint either in respect of the whole of the Trust Fund or any part thereof a new Trustee in any country in the world and to transfer, assign and set over the investments for the time being representing the Trust Fund or any part thereof to any such new Trustee upon similar trusts and subject to similar terms and conditions to those created by and declared in this Deed and either subject to the control of the Trustee or to the exclusion of such control AND the Trustee shall be indemnified and held harmless against any loss which may arise from the exercise of this power;

15.4.51. Incidental powers

To do all other things as may be incidental to the exercise of the powers, rights, discretions and authorities hereby conferred on the Trustee;

15.4.52. Carry on business

From time to time to carry on alone or jointly with another or others any business or an interest in any business and use the Trust Fund or any part thereof or assets included for the time being in the Trust Fund in carrying on such business as the Trustee may decide with power to charge against or pay or retain out of the Trust Fund all debts, costs, expenses or other outgoings incurred in carrying on such business or for the purpose of carrying it on or for the purpose of establishing a proposed business and without limiting the generality of the foregoing the Trustee shall have the following powers exercisable from time to time and at any time or times:

15.4.52.1. to investigate and determine the feasibility or desirability of establishing or carrying on or acquiring any business or an interest in any business which the Trustee proposes or considers establishing or carrying on or acquiring. It is hereby declared that the Trustee shall be entitled to incur expenses in or in connection with any investigation and determination and to pay or recoup such expenses out of income or capital of the Trust Fund whether or not pursuant to that investigation and determination the Trustee proceeds to establish or carry on that business;

15.4.52.2. to establish any business;

15.4.52.3. to acquire the whole or part of the goodwill of an existing business;

15.4.52.4. to acquire the assets or an interest in the assets of or used in any business;

15.4.52.5. to undertake to meet liabilities or contingent liabilities incurred or to be incurred by any person in or about the establishment or carrying on or acquisition of the whole or part of an existing business the goodwill and assets of which or any of which are proposed to be acquired by the Trustee and to give indemnities for or enter into guarantees of such liabilities and contingent liabilities or any of them;

15.4.52.6. to acquire or join in acquiring chattels and stock in trade for use in or in connection with any business carried on or proposed to be carried on by the Trustee or in which the Trustee may acquire an interest;

15.4.52.7. to make payments or incur expenses or liabilities (including donations) which the Trustee considers to be for the benefit of any business carried on by or proposed to be carried on by the Trustee or in which the Trustee may have an interest or which the Trustee considers will promote or facilitate such business notwithstanding that the Trustee may be under no legal or enforceable obligation to make such payments or incur such expenses or liabilities and notwithstanding that such payments or the incurring of such expenses or liabilities do not produce any direct benefit to the Trust Fund;

15.4.52.8. to sell the goodwill of any business;

15.4.52.9. to enter into any covenant or agreement in restraint of trade;

15.4.52.10. to enter into contracts for importing or exporting goods and to enter into contracts for the shipping or other transportation of goods;

15.4.52.11. to carry on any such business in the same manner and with the same powers and rights as the Trustee would have in relation thereto if it were carrying it on in its own right and not as trustee. It is expressly declared that the Trustee shall have power in its discretion in the course of or in connection with the carrying on of such business to transfer title with or without consideration to any property which it holds as trustee notwithstanding any limitation on such power which might otherwise by operation of law or under any other provision of this Deed prevent such title being effectually or validly transferred by reason of it being trustee or the transferee having notice that it is a trustee. Any person dealing with the Trustee in or in connection with such business may contract with and make payments to the Trustee without being required to inquire as to whether the Trustee has power to deal with them under this Deed or whether the Trustee is properly exercising any power it may have in so dealing. No such person shall be obliged to inquire as to the proper application by the Trustee of any payment so made or shall be accountable for the non-application thereof notwithstanding that such person was on notice that the Trustee was carrying on such business as a trustee. The title of any person to whom property is transferred by the Trustee whether with or without consideration in the course of or in connection with the carrying on of such business shall not be affected by any notice that the Trustee held title to such property as a trustee and the receipt of the Trustee shall be an absolute discharge for any payment made to the Trustee;

15.4.53. **Payment of death and other duties**
In the event of any probate, succession, estate or other duties, fees or taxes becoming payable in any part of the world in respect of the Trust Fund or any part thereof on the death of any Unit Holder or Income Unit Holder or Beneficiary or any other person the Trustee may in its absolute discretion pay all or any part of such duties, fees and taxes out of the Trust Fund notwithstanding that such duties, fees or taxes or some part thereof are not or may not be recoverable from the Trustee or from the Trust Fund by legal process in the place where the same become payable;

15.4.54. **Additional powers**
to exercise such additional or other powers (if any) as are set out in the Schedule.

15.5. **Power to act as a director**
A trustee who is a natural person may become a director of any company in which moneys forming part of the Trust Fund are from time to time invested and may receive the remuneration attached to such office without being liable to account therefor.

15.6. **Power to act notwithstanding personal interest**
The Trustee may exercise or concur in exercising all powers and discretions hereby or by law given notwithstanding that it or any person being a director or shareholder of the Trustee has or may have a direct or indirect interest in the mode or result of exercising such power or discretion or may benefit either directly or indirectly as a result of the exercise of any such power or discretion and notwithstanding that the Trustee for the time being is the sole Trustee.

15.7. **Power to appoint and transfer the Trust Fund to another trust**
With the sanction of a special resolution in any conditions or circumstances which the Trustee shall think expedient to appoint either in respect of the whole of the Trust Fund or any part thereof a new trustee or trustees in any country in the world and to transfer assign and set over the investments for the time being representing the Trust Fund or any part thereof to any such new Trustee or Trustees upon similar trusts and subject to similar terms and conditions as those created by and included in this Deed and either subject to the control of the Trustee of this Trust or to the exclusion of such control AND the Trustee of this Trust shall be indemnified and held harmless against any loss which may arise from the exercise of this power.

15.8. **Family trust election**
The Trustee shall have power to make a family trust election as defined in schedule 2F to the ITAA 36 or a corresponding schedule or provision of the ITAA 97 **PROVIDED** that upon, making the family trust election the Trustee shall continue to have the power to determine to pay, apply, set aside or hold the income or the capital of the Trust Fund under the provisions of this Deed as if the family trust election had not been made and **PROVIDED FURTHER** if as a result of making a determination to pay, apply, set aside or hold the income or the capital the Trustee in its own capacity and/or as trustee of this Trust incurs a liability for any tax then the Trustee shall be entitled to be indemnified under clause 22.5 to the extent of the amount of that liability and all expenses incurred in relation to that liability.

16. INCOME

16.1. **Determination of Income**
The Trustee must determine the income of the Trust Fund for each accounting period and may in its discretion determine whether the income of the Trust Fund is to include the whole or part of any receipt, profit or gain which would not be credited to the income account for accounting purposes. If the Trustee fails to make a determination under this clause in respect of any accounting period then for the purposes of this Deed the income of the Trust Fund for that accounting period will be deemed to comprise any receipt, profit or gain which is to be credited to the income account for accounting purposes and any other amount which under the provisions of the Act is to be included in the "net income" (as that term is defined by section 95 of the Act) of the Trust Fund for that accounting period.

16.2. In determining the income of the Trust Fund for any accounting period the Trustee may exercise the powers conferred on it under this clause in such fashion so as to minimise the liability to tax of the Unit Holders or the Income Unit Holders and of itself as Trustee of the Trust Fund.

16.3. **Discretionary distributions of income**
The Trustee may at any time prior to the expiration of any accounting period which ends before or upon the Termination Date determine with respect to the whole or any part of the income of the Trust Fund for such accounting period to distribute the whole or that part of the income to the Beneficiaries in which case such of the income shall be divided between the classes of Beneficiaries (if there is more than one class) in accordance with their respective fractional or percentage entitlements specified in the Schedule (subject always to sub-clause 14.4) and such of the income shall thereupon irrevocably vest in the respective classes of Beneficiaries

accordingly but shall not vest in any individual member of such classes of Beneficiaries unless the Trustee at any time prior to the expiration of such accounting period pays applies or sets aside the income of each class of Beneficiaries for any one or more of the members of each such class of Beneficiaries living or in existence at the time of such determination.

16.4. In the event that the Trustee determines in any accounting period to distribute income to the Beneficiaries in accordance with sub-clause 16.3 but fails to effectively pay apply or set aside the whole of the income of the Trust Fund the subject of such determination to or for one or more of the Beneficiaries of each class then to the extent to which the income of the Trust Fund has not been paid applied or set aside the Trustee shall hold the income to which each class of Beneficiaries is entitled on trust absolutely for such of the Primary Beneficiaries of each class of Beneficiaries respectively as have attained the age of eighteen years and if more than one as tenants in common in equal shares and if in any class there shall be no Primary Beneficiaries of that class then living or in existence then on trust for such charitable objects or purposes as the Trustee shall in its absolute discretion determine.

16.5. Interim distributions of income to Unit Holders and Income Unit Holders

16.5.1. The Trustee may at any time during an accounting period determine to make an interim distribution of income to Unit Holders and Income Unit Holders or either of them subject always to clause 6.1. The Income Unit Holders shall only be entitled to such of the income of the Trust Fund (if any) as the Trustee in its discretion allocates to them and in such shares or proportions and for one to the exclusion of the other or others of them as the Trustee determines. The balance, if any, of any income the subject of such an interim distribution remaining after any such allocation shall belong to the Unit Holders in proportion to the number of Units held by each of them or in such other proportions as the Unit Holders unanimously agree.

16.5.2. The Trustee shall as soon as practicable after determining to make an interim distribution of income to Income Unit Holders transfer such portion of the amount thereof that is not to be immediately paid to the Income Unit Holders to an account to be known as the interim income distribution account. The amount standing to the credit of the interim income distribution account shall not form part of the Trust Fund and shall be held as an accretion to the Income Unit Fund and shall be dealt with and invested by the Trustee in accordance with the provisions of sub-paragraphs 16.5.2.1 and 16.5.2.2.

16.5.2.1. The Trustee shall upon demand made by them pay to the Income Unit Holders the amount standing to the credit of the Income Unit Fund not attributable to the subscription for Income Units in the Trust; and

16.5.2.2. The Trustee shall have the same absolute powers and discretions in relation to dealing with the Income Unit Fund and the investment thereof as the powers and discretions it has in relation to dealing with and investing the Trust Fund under the provisions of this Deed.

16.6. Distributions of income generally

Subject to the provisions of sub-clauses 16.3 and 16.5 the income of the Trust Fund derived in each accounting period as determined by the Trustee shall be dealt with as follows:

16.6.1. The Trustee shall determine the amount (if any) of the income that shall be applied and retained in the Trust Fund to recoup any losses of the Trust Fund in any prior accounting period which shall be applied and dealt with in the books of account of the Trust Fund in accordance with such determination;

16.6.2. The Trustee shall set aside out of the income the amount (if any) to be retained in the Trust Fund as the Trustee considers proper as reserves to meet contingencies provide for repairs maintenance depreciation or any other purpose;

16.6.3. The Trustee shall determine the amount (if any) of the income which may be the whole or any part thereof which shall be retained in the Trust Fund and accumulated ("accumulated income") and which shall be credited to an account entitled "accumulated income account";

16.6.4. The income less the sums retained applied or set aside shall be distributed, applied or otherwise dealt with by the Trustee as follows:

16.6.4.1. firstly as to so much thereof, if any, as the Trustee shall in its absolute discretion determine to or for the Income Unit Holders in such shares or proportions and for one to the exclusion of the other or others of them as the Trustee determines;

16.6.4.2. secondly as to so much of the balance thereof, if any, as the Trustee shall in its absolute discretion determine to or for the Beneficiaries (in which case the provisions of sub-clauses 16.3, 16.4, 16.8, 16.9 and 16.10 shall apply mutatis mutandis to such distribution);

16.6.4.3. thirdly as to so much of the balance thereof, if any, in accordance with any special or preferential rights as to the sharing or receipt of income attached to any Units; and

16.6.4.4. fourthly as to the balance thereof, if any, to or for such persons who at midnight on the last day of each accounting period are the Unit Holders in proportion to the number of Units held by them or in such other proportions as the Unit Holders unanimously agree.

16.7. **Accumulated income account**

The following provisions shall apply in relation to the amount of the accumulated income retained and accumulated under the provisions of this Deed and credited to the account entitled "accumulated income account":

16.7.1. Such accumulated income shall subject to the provisions of this Deed governing capital and income of the Trust Fund be held and accumulated for the persons the Trustee determines shall be entitled thereto at the Termination Date;

16.7.2. Such accumulated income shall be invested by the Trustee in any of the investments authorised by this Deed or by law;

16.7.3. The income derived from the investment of such accumulated income shall be and shall be deemed to be for all purposes income of the Trust Fund and the provisions of this Deed with respect to the determination distribution and application of the income of the Trust Fund shall apply to that income;

16.7.4. The amount from time to time standing to the credit of the "accumulated income account" shall be taken into account for the purposes of the provisions of this Deed in determining the total value of the Trust Fund or the value of a Unit.

16.8. **Making of determination**

The following provisions shall apply to any determination of any payment application or setting aside (in this sub-clause called "a determination") made pursuant to sub-clauses 16.3 or 16.6 namely:

16.8.1. in making any determination the Trustee may pay apply or set aside any amount to or in favour of one or more of the Beneficiaries of the class so entitled in such proportions and in such manner as it thinks fit;

16.8.2. the validity of any determination to accumulate the income of the Trust Fund or any portion thereof shall be conditional upon the law in force in relation to this Deed permitting the same at the end of each accounting period;

16.8.3. the Trustee shall have an absolute discretion as to the making of any determination and shall not be required to assign any reason therefor;

16.8.4. In making any determination to pay apply or set aside any amount the Trustee may exclude any Beneficiary and may determine to pay apply or set aside such amount between the Beneficiaries of that class of Beneficiaries in such proportions and in such manner as it in its absolute discretion shall think fit and also the Trustee may quarantine and distribute the income of the Trust Fund from a particular source directly to specific Beneficiaries so that the income retains its character in the hands of those specific Beneficiaries;

16.8.5. The Trustee may pay any tax assessed in respect of any accumulation out of the amount accumulated or out of the capital of the Trust Fund.

16.9. **Manner of distribution**

The payment application or setting aside of income of the Trust Fund in respect of which a determination has been made pursuant to sub-clause 16.3 may be effectively made as follows:

16.9.1. for a Beneficiary who is not under a legal disability:

16.9.1.1. by paying the same to a Beneficiary or on his behalf to such person as such Beneficiary may authorise or direct; or

16.9.1.2. by setting the same aside to a separate account in the books of this Trust in the name of such Beneficiary whereupon such moneys shall constitute an entitlement of the Beneficiary;

16.9.2. for a Beneficiary who is a minor or otherwise under a legal disability:

16.9.2.1. by payment to an account with a bank or building society in the name of such Beneficiary or in the name of a person who may be the Trustee operating such account on behalf of or in trust for such Beneficiary;

16.9.2.2. by payment to a parent or guardian of the Beneficiary to be applied for the benefit of the Beneficiary;

16.9.2.3. by payment to any person to be applied directly for or towards the benefit in any way whatsoever of such Beneficiary;

16.9.2.4. by setting aside income to a separate account in the books of this Trust in the name of such Beneficiary; or

16.9.2.5. by paying the same to any person who by law is entitled to receive moneys on behalf of or to administer the property of such Beneficiary;

16.9.3. payment may be made to a Beneficiary not being a natural person notwithstanding that such Beneficiary may have a liquidator including a provisional liquidator, receiver, manager or receiver and manager appointed to it or in respect of its assets;

16.9.4. the Trustee may unless otherwise precluded by law pay from an account referred to in sub-paragraph 16.9.2.4 or an account in the name of the Trustee under sub-paragraph 16.9.2.1 moneys which are to be applied for the maintenance, education or advancement of the Beneficiary for whom the account is held;

16.9.5. the Trustee may effect a distribution of income to a Beneficiary by one or partly by one and partly by any other of the methods of allocation provided in paragraphs 16.9.1 or 16.9.2.

16.10. Effect on Trustee

16.10.1. The payment, application or setting aside of income to or for a Beneficiary under a legal disability in accordance with the provisions of this clause shall be effective and constitute a full and final discharge therefor to the Trustee whether the same is made with or without the obtaining of a receipt;

16.10.2. where moneys are paid to or set aside for one or more Beneficiaries in accordance with the provisions of this clause the Trustee shall not be bound to see to the application thereof;

16.10.3. where moneys are invested on behalf of a Beneficiary who is under a legal disability in accordance with this clause such investment shall constitute a discharge to the Trustee in relation to such moneys from the trusts created by this Deed other than such as are stated to expressly apply to such investment.

16.11. Trust declared not affected by subsequent exercise of power
A trust declared or effective in respect of income paid applied or set aside for a Beneficiary or a class of Beneficiaries shall not be affected by the subsequent exercise of any power of revocation or amendment of this Deed.

16.12. Determinations allocating income irrevocable
Determinations of the Trustee allocating income as provided in this clause shall be irrevocable and the income of the Trust Fund shall be dealt with as required by such determination.

16.13. Tax

16.13.1. Where the Trustee is required by law to pay tax in respect of income of the Trust Fund allocated or distributed to a Beneficiary or to any entitlement or benefit of a Beneficiary out of the Trust Fund or moneys held by the Trustee on trust for such Beneficiary pursuant to the

provisions of this Deed the Trustee may pay such tax out of the income or any capital to which such Beneficiary is presently entitled or may deduct the amount of such tax and pay the same out of moneys which may then or thereafter come into the possession of the Trustee or over which the Trustee may have control and to which such Beneficiary is or becomes entitled;

16.13.2. Where the Trustee is liable to pay tax on an accumulation of income it may pay such tax out of such income or from capital of the Trust Fund as it may decide.

17. CAPITAL

17.1. Application of capital
Unless a determination has been made by the Trustee pursuant to sub-clause 17.2 all receipts including bonus issues dividends sale of rights or other benefits received by the Trustee which are deemed by the Trustee to be in the nature of capital and any income of the Trust Fund which is not applied or distributed under the provisions of this Deed shall not be available for distribution as income of the Trust Fund whilst this Trust continues. Such receipts shall be added to and held as capital of the Trust Fund upon the trusts created by this Deed and shall be applied invested and dealt with as such under the provisions of this Deed.

17.2. Distribution of capital prior to the Termination Date
The Trustee may in its discretion determine at any time and from time to time prior to the Termination Date that any part of the capital of the Trust Fund should be distributed or applied by the Trustee:

17.2.1. firstly as to so much thereof, if any, as the Trustee shall in its absolute discretion determine to or for the Beneficiaries (in which case the provisions of sub-clauses 16.3, 16.4, 16.8, 16.9 and 16.10 shall apply mutatis mutandis to such distribution);

17.2.2. secondly in accordance with any special rights as to sharing capital attached to any Units; and

17.2.3. thirdly to or for such persons who at the date of such determination are the Unit Holders in proportion to the number of Units held by them or in such other proportions as the Unit Holders unanimously agree.

17.3. Effect of determination in favour of Beneficiaries
A determination by the Trustee under sub-clause 17.2 in favour of a Beneficiary or class of Beneficiaries shall be irrevocable and that Beneficiary or class of Beneficiaries shall thereupon have an immediate vested indefeasible interest in the capital or the asset the subject of such determination and where such capital or such asset continues to be held by the Trustee it shall be held on a separate trust for the Beneficiary or class of Beneficiaries as the case may be.

17.4. No resulting trust on determination in favour of Beneficiaries
A determination by the Trustee or a disposal or attempted disposal of the capital or part of the Trust Fund to or for a Beneficiary or class of Beneficiaries pursuant to sub-clause 17.2 shall not be effective to the extent to which the same creates a resulting trust in favour of:

17.4.1. A person who has transferred property to the Trustee for other than full consideration;

17.4.2. A person who has gifted money to the Trustee by way of accretion to the Trust Fund;

or where the resulting trust would result in a liability arising at any time under any applicable law on account of death or estate duties or any imposition or tax arising by reference to the death of a person.

18. DISTRIBUTIONS GENERALLY

18.1. Manner of distribution

A requirement or determination pursuant to this Deed to distribute pay apply or set aside any amount to or for a Unit Holder or Income Unit Holder may be effected as to the whole or part by any one or more of the means specified in sub-clause 16.9 and in the case of Unit Holders if the Trustee in its discretion thinks fit by issuing Units to Unit Holders entitled to such amount as though the amount not distributed had been paid by them and accepted as consideration for the Units the number of Units so to be credited and issued and the terms conditions and provisions relating to such Units to be determined by the Trustee as though it had resolved to issue additional Units under the provisions of this Deed.

18.2. Distribution in specie

If the Trustee in its discretion thinks fit it may transfer any of the investments of the Trust Fund in specie to a Unit Holder or Income Unit Holder or Beneficiary in satisfaction or part satisfaction of the entitlement of such Income Unit Holder to income or such Unit Holder or Beneficiary to income or capital hereunder and where the value of such investments exceeds that entitlement the difference shall be paid in cash to the Trustee.

18.3. Payment by cheque

Any money payable by the Trustee to a Unit Holder or Income Unit Holder or Beneficiary by cheque may be sent through the post to the registered address of the Unit Holder or Income Unit Holder or in the case of joint Unit Holders or joint Income Unit Holders to the registered address of that one of the joint Unit Holders or joint Income Unit Holders who is first named in the Register and in the case of a Beneficiary to the last address known to the Trustee.

18.4. Payment to joint Unit Holders or Income Unit Holders

If two or more persons are entered in the Register as joint holders of any Units or Income Units then the receipt of one of those persons for the money from time to time payable in respect of those Units or Income Units as the case may be shall be as effective a discharge to the Trustee as if the person signing the receipt was the sole Unit Holder or Income Unit Holder of such Units or Income Units.

18.5. Person entitled under a legal disability

The Trustee may determine that any share of the income or capital of the Trust Fund available for distribution or as Units issued under the provisions of sub-clause 18.1 or otherwise payable to a minor or a person under a legal disability who shall be presently entitled thereto shall accordingly be held by the Trustee under a separate trust for such minor or person under a legal disability until he shall have attained the age of eighteen years or ceased to be under such legal disability and the Trustee shall invest any such income or capital in accordance with the powers vested in the Trustee under this Deed and shall hold any investments so made on trust subject to such minor or person attaining the age of eighteen years or ceasing to be under such legal disability **PROVIDED THAT** if the person entitled to such of the income or capital shall die before attaining the age of eighteen years or without ceasing to be under a legal disability such interest or Units and the accumulated income thereof shall be paid to or held for the personal representatives of such person. The Trustee may pay or apply such share of the income or capital available for distribution or any part thereof for the maintenance education or benefit of such person and may pay such share of the income or capital to a trustee for or to a guardian of any such person or to any other person as trustee for such person to be

so applied without being bound to see to its application by such guardian or trustee. Any money, Units or property held by the Trustee pursuant to the provisions of this sub-clause shall be held by it as a separate trust and shall not be included as part of the Trust Fund and the provisions of this Deed shall in all respects apply to that separate trust mutatis mutandis but the income arising from the property and investments held in such trust shall not be or be deemed to be part of the income of the Trust Fund. In particular and without limiting the generality of the foregoing the provisions of this sub-clause shall apply as though any Units interests or accumulations of income were a share in the amount available for distribution to such minor or person under a legal disability.

19. CATEGORIES OF INCOME AND CAPITAL

19.1. Separately recording of income and capital

The Trustee may in the books of account and records of this Trust separately record each of the following categories of income or capital which under the Act:

19.1.1. are dividends:

19.1.1.1. which are partly or fully franked;

19.1.1.2. which are unfranked;

19.1.1.3. to which a foreign tax credit attaches; or

19.1.1.4. to which any other separately identifiable taxation consequence or benefit is attached or arises;

19.1.2. are income or capital:

19.1.2.1. which has an Australian source;

19.1.2.2. which has an ex-Australian source;

19.1.2.3. to which foreign tax or other credit attaches;

19.1.2.4. which is exempt or otherwise liable not to be taxed; or

19.1.2.5. which has or gives rise to any other separately identifiable taxation consequence or benefit.

19.2. Identification of other income or capital

The Trustee may pursuant to any determination made by it identify and separately record and maintain in the books of account and records of this Trust income or capital having or in respect of which there is attached individual or unique characteristics other than as referred to in sub-clause 19.1.

19.3. Determination by the Trustee

19.3.1. A determination of the Trustee by which income of the Trust Fund is distributed or accumulated to or for the Unit Holders, the Income Unit Holders or the Beneficiaries may separately deal with the whole or part of the income of a category referred to in sub-clause 19.1 so that the same or any part thereof may be specifically paid, applied or set aside for the benefit of any one or more of the Beneficiaries or Income Unit Holders exclusive of the other or others or for the Unit Holders generally or accumulated to the extent to which income of the Trust Fund is

permitted to be accumulated by this Deed and become part of the capital of the Trust Fund; and

19.3.2. THE whole or any part of the capital of a category referred to in sub-clause 19.1 may at the discretion of the Trustee be distributed to the Beneficiaries in accordance with the provisions of clause 17.

19.4. **Allocation of expenses**
Expenses and outgoings of the Trust Fund may at the discretion of the Trustee be allocated against and deducted from income or capital of any one or more categories referred to in sub-clause 19.1 in such manner as the Trustee may see fit.

19.5. **Default allocation of expenses**
In the event that the Trustee shall not exercise its discretion as provided in sub-clause 19.4 in respect of an accounting period outgoings and expenses of the Trust Fund for that accounting period shall be allocated firstly against and deducted from income of the Trust Fund which is not income of a category referred to in sub-clause 19.1 and to the extent to which the same is not sufficient to absorb all such expenses and outgoings then the part thereof which is not so absorbed shall be allocated in such manner as the Trustee may decide against income of a category or categories referred to in sub-clause 19.1 to which a tax credit or rebate does not attach and thereafter against the remaining income of the Trust Fund.

19.6. **Retention of separate identify**
Income or capital of the Trust Fund to which a Unit Holder, Income Unit Holder or Beneficiary becomes entitled and which can be identified from the books and records of this Trust as being of a category referred to in sub-clause 19.1 shall retain its separate identity when that income or capital passes to or is received by a Unit Holder, Income Unit Holder or Beneficiary or when a Unit Holder, Income Unit Holder or Beneficiary otherwise becomes entitled thereto.

19.7. **The Trustee may record as income amounts received not within definition of income**
The Trustee may in the books of account of this Trust for accounting purposes record as and include in the amounts recorded under any of the categories of income of the Trust Fund any receipt, profit, gain or other amount which under generally accepted accounting standards adopted by any of the principal accounting bodies in Australia would be treated as the income of a person (whether or not the Trustee in its discretion determines to record any such receipt, profit, gains or other amount in a separate account) notwithstanding that any such receipt, profit, gain or amount may not be income of the Trust Fund.

20. **STATEMENTS AND ACCOUNTS**

20.1. **Accounting records**
The Trustee shall:

20.1.1. establish and maintain proper books of accounts which accurately record all receipts of the outgoings in relation to the Trust Fund; and

20.1.2. separately record all income and the capital of the different categories or classes of the Trust Fund as are referred to or provided for in this Deed.

20.2. **Financial statements**
In each accounting period the Trustee shall have prepared financial statements including a profit and loss account and a balance sheet as at the end of each accounting period setting out all:

20.2.1. income of the Trust Fund;

20.2.2. capital of the Trust Fund;

20.2.3. costs and disbursements and other outgoings paid or payable out of the Trust Fund and chargeable against income of the Trust Fund;

20.2.4. capital expenditure and liabilities chargeable to capital of the Trust Fund;

20.2.5. investments and money comprised in the Trust Fund;

20.2.6. amounts held in the interim income distribution account;

20.2.7. amounts held in the accumulated income account;

20.2.8. amounts distributed by the Trustee to Unit Holders and Beneficiaries;

20.2.9. amounts allocated to Beneficiaries or classes of Beneficiaries and not paid to or for them and amounts allocated to Beneficiaries or classes of Beneficiaries and accumulated.

The statements prepared and the books of account in relation to the Trust Fund shall be open to the inspection of the Unit Holders.

20.3. **Election to appoint auditor**

The Unit Holders may by ordinary resolution require that an auditor be appointed to examine the accounts of the Trust Fund to ascertain the correctness of any statement prepared or to make such enquiry into the financial affairs of the Trust Fund as may be required. The auditor named in such resolution or in default thereof an auditor appointed by the Trustee shall make the audit or enquiry as required. Every such auditor shall have a right of access to the accounts and other records of the Trustee in relation to the Trust Fund and shall be entitled to require and to be given information and explanation as he desires. The costs of the auditor shall be paid out of the Trust Fund.

20.4. **Collection of accounts receivable**

The Trustee shall collect receive and get in all moneys due to be paid to the Trustee arising out of this Trust including dividends rents and other income from investments of the Trust Fund and from the carrying on of any business by the Trustee pursuant to this Deed.

20.5. **Payment of accounts payable**

The Trustee shall pay out of the Trust Fund all accounts due to be paid by the Trustee arising out of this Trust including costs and disbursements commission fees rates taxes insurance premiums expenses for repairs administration and management charges and all other proper outgoings in respect of the investments and administration of the Trust Fund and the carrying on of any business as trustee of this Trust.

21. **VALUATION**

At such times as are determined by the Trustee and at any other time if Unit Holders holding between them more than fifty per centum of the Units by writing signed by them so request or if by ordinary resolution the Unit Holders so resolve a valuation of the investments of the Trust Fund shall be made by the Trustee. The cost of any valuation of the Trust Fund made pursuant to this clause shall be paid out of the Trust Fund.

22. PROVISIONS RELATING TO THE TRUSTEE

22.1. More than one Trustee and delegation of the Trustee's powers

22.1.1. The Trustee if at any time it consists of more than one person or company shall act jointly and may in writing delegate the exercise of all or any of the powers or discretionary authorities hereby conferred on the Trustee and may employ a manager or other person to transact all or any business to be done or performed by the Trustee including the receipt and payment of money and the Trustee may determine the remuneration to be paid to any such person.

22.1.2. If there be more than one Trustee of this Trust then in the event of disagreement between those Trustees as to any matter affecting the Trust Fund or as to the exercise or omission or abstention from exercising any of the Trustee's powers and discretions hereunder:

22.1.2.1. the matter for decision shall be referred to a vote of all the Trustees (either at a meeting of the Trustee or by post);

22.1.2.2. in the event of there being a majority for or against the proposal the Trustee shall give effect to the wishes of such majority as though it were a decision by all the Trustees;

22.1.2.3. in the event of deadlock the matter shall if any Trustee so requires be referred for decision to arbitration pursuant to any arbitration law currently in force under the proper law of this Deed and the Trustee shall give effect to the award of the arbitrator under such arbitration as though it were a decision by all the Trustees.

22.1.3. Any Trustee being a natural person may with the consent of the other Trustee or Trustees (if any) appoint any person to be an alternate Trustee in his place and so that any such appointment shall have effect during such period only as such Trustee may from time to time be absent from the state wherein the Trust Fund is being administered and each Trustee may by power under his hand revoke or alter such appointment of an alternate Trustee.

22.2. Restrictions on receipt of income

Notwithstanding anything to the contrary in this Deed income or capital of the Trust Fund other than remuneration permitted under sub-clauses 22.3 and 22.4 shall not in any circumstances be paid or transferred beneficially to or applied for the benefit of the Trustee or any person who at any time has been a Trustee. No discretion or power conferred by this Deed shall be exercised or capable of being exercised and no provision of this Deed shall operate so as to confer or be capable of conferring any direct or indirect benefit in or out of this Trust on the Trustee or any person who at any time has been a Trustee other than remuneration properly payable to the Trustee.

22.3. Remuneration

The Trustee shall if the Trustee so requires be entitled by way of remuneration for the Trustee's services to such sum out of the income or capital of the Trust Fund whether by way of periodical fee salary commission or otherwise as shall be determined by an ordinary resolution of Unit Holders.

22.4. Administration expenses

The Trustee may pay all costs charges and expenses of administering the Trust Fund or the Income Unit Fund out of the Trust Fund whether from capital or income of the Trust Fund as the Trustee may determine.

22.5. Indemnity

22.5.1. Without affecting the provisions contained in clause 4 the Trustee acting in good faith shall be entitled to be indemnified out of the Trust Fund in respect of all liabilities incurred by the Trustee relating to the execution of any powers duties authorities or discretions vested in it by virtue of the provisions of this Deed and in respect of all actions proceedings costs claims and demands in relation to any matter or thing done or omitted to be done concerning this Trust provided that the right of the Trustee to be indemnified in respect of any liability incurred by the Trustee or arising in or about the investment and administration of the Trust Fund, in the conduct and management of any business forming part of the Trust Fund, in the acquisition of any investment under any contract entered into by the Trustee or by reason of the execution of any power duty authority or discretion vested in the Trustee shall be limited always to the assets of the Trust Fund in the hands of the Trustee for the time being and shall not extend to enable the Trustee to recover any loss or obtain reimbursement for any liability incurred from any Unit Holder or Income Unit Holder or Beneficiary or other person beneficially entitled to any Unit or Income Unit as the case may be.

22.5.2. The Trustee shall not be entitled to be indemnified out of the Trust Fund for any debts damages obligations or other liabilities incurred arising or awarded by or against the Trustee not incurred in the execution of any power duty discretion or authority pursuant to this Trust and in particular (without limiting the generality of the foregoing) the Trustee shall not be entitled to be indemnified out of the Trust Fund in respect of debts damages obligations or other liabilities incurred arising or awarded as a result of the Trustee acting in the capacity of a trustee of any other trust or trusts.

22.6. The Trustee to exercise due diligence and not liable for loss

The Trustee hereby covenants to exercise all due diligence and vigilance in protecting the rights of the Unit Holders and the Income Unit Holders and the Beneficiaries provided that no Trustee shall be responsible for:

22.6.1. any loss or damage occasioned by the exercise of any discretion or power hereby or by law conferred on the Trustee or by failure to exercise any such discretion or power or by any error or forgetfulness whether of law or fact;

22.6.2. any breach of duty or trust whatsoever on the part of the Trustee or its legal or other advisers or generally unless it shall be proved to have been committed made or omitted in personal conscious fraudulent bad faith by the Trustee charged to be so liable. All persons claiming any beneficial interest over or upon the property subject to this Trust shall be deemed to take the same with notice of and subject to the protection hereby conferred on the Trustee.

22.7. Exercise of powers by company Trustee

The Trustee being a company may exercise or concur in exercising any discretion or power conferred by this Deed by an ordinary resolution of its members in general meeting or by a resolution of its board of directors or governing body or may delegate the right and power to exercise or concur in exercising any such discretion or power to one or more of its board of directors or governing body appointed unanimously from time to time by the board of directors or governing body for that purpose and may by majority resolution of its directors terminate any such delegated authority.

22.8. **Exercise of powers notwithstanding relationship with Unit Holder**

All powers and discretions conferred upon the Trustee by this Deed or by law may be exercised notwithstanding that any person being a director or shareholder of a corporate trustee is or may have been a Unit Holder or an Income Unit Holder or a Beneficiary or has or may have a direct indirect or personal interest (whether as shareholder director member or partner of any company or partnership or otherwise) in the manner or result of exercising such power or discretion or may benefit directly or indirectly as a result of the exercise of any such power or discretion and notwithstanding that the Trustee for the time being is the sole trustee of this Trust.

22.9. **Release of power**

Unless a power or discretion which may be exercised by the Trustee is by the terms of this Deed required to be irrevocable the Trustee may release or revoke any power conferred upon it by this Deed. Any other person upon whom any power is conferred by this Deed may release or revoke any power conferred upon him. Upon the exercise of any release or revocation pursuant to this sub-clause the power to release or revoke shall be absolutely and irrevocably determined.

22.10. **Unfettered power**

Where in this Deed the Trustee is entitled to exercise a power or a discretion such power or discretion shall be an absolute unfettered power or discretion and no Unit Holder or Income Unit Holder or Beneficiary or other person except as expressly herein provided shall be entitled to call into question the exercise of such power or discretion or the failure to exercise such power or discretion. The Trustee shall not be required to assign any reason for its exercise of such power or discretion or failure to exercise such power or discretion.

22.11. **Professional advice**

The Trustee may take and act upon the opinion of a solicitor or barrister of at least five years standing who has continuously during that time practised in the jurisdiction where interpretation of the provisions of this Deed or any document or statute or any matter concerning the administration of this Trust is to be determined without being liable to any Unit Holder or Income Unit Holder or Beneficiary in respect of any act done by the Trustee in accordance with such opinion but nothing in this sub-clause shall prohibit or impede the Trustee from applying to any court in respect of any such interpretation if the Trustee shall think fit.

22.12. **Custodian trustee**

It shall not be necessary for property including a security being part of the Trust Fund to be registered in the name of the Trustee but the same may at the discretion of the Trustee be registered in the name of a nominee without the necessity of disclosing that the nominee holds such property as nominee for and on behalf of the Trustee. The Trustee shall have the same powers and discretions in respect of such asset as if it were registered in its own name.

22.13. **Documents of title**

The Trustee may from time to time deposit the documents of title to property or securities for the time being subject to this Trust with a solicitor, accountant, bank, trust company, investment or stock broker or like institution in any part of the world in which the Trust Fund is invested or situated. The Trustee shall not be liable or responsible for any loss not caused by its own fault which may in any manner occur in relation thereto or by reason thereof.

22.14. **Receipt of a Unit Holder good discharge for moneys received**

The receipt of a Unit Holder or an Income Unit Holder for any moneys payable in respect of Units or Income Units as the case may be represented by his Unit Certificate shall be a good discharge to the Trustee and if several persons are registered as joint Unit Holders or joint Income Unit Holders or in consequence of the death bankruptcy or insanity of a Unit Holder or an Income Unit Holder are

entitled to be so registered any one of them may give an effectual receipt for any such moneys.

22.15. **Sole Trustee power to give receipts**
A sole Trustee hereof for the time being is hereby authorised notwithstanding that he is the sole Trustee to receive capital and other moneys of the Trust Fund and to give valid and effectual receipts therefor for all purposes and for the purposes of any statutory enactment including the receipt of capital which may or may not be deemed to be capital for the purposes of any statute.

22.16. **Trustee who solicitor or accountant entitled to make usual charges**
Any Trustee hereof who may be a solicitor or accountant or any firm of which he may be a member shall be entitled to make all usual and proper charges for both his professional and other services in the administration of the trusts created by this Deed and for his time and trouble that he would have been entitled to make if not a Trustee and so employed. The Trustee from time to time may charge and retain out of the Trust Fund such Trustee's commission as it may think reasonable and as the Unit Holders may by ordinary resolution approve.

23. MEETINGS OF UNIT HOLDERS

23.1. **The Trustee may convene meetings of Unit Holders**
The Trustee may whenever it thinks fit convene a meeting of the Unit Holders and the Trustee shall on the requisition of the holders of not less than twenty-five per centum of the Units forthwith proceed to convene a meeting of the Unit Holders.

23.2. **Fourteen days notice of meetings required**
Fourteen days' notice at the least (exclusive of the day on which the notice is served or deemed to be served but inclusive of the day for which notice is given) of all meetings specifying the place the day and the hour of the meeting and the general nature of the business to be transacted shall (unless all Unit Holders otherwise agree) be given to the Unit Holders.

23.3. **Quorum for meetings**
The quorum for a meeting shall be the Unit Holders present in person or by proxy not being less than two in number and holding (or representing by proxy) between them not less than twenty-five per centum of the Units.

23.4. **Where quorum not present**
If within fifteen minutes from the time appointed for the meeting a quorum is not present:

23.4.1. the meeting if convened upon the requisition of Unit Holders shall be dissolved.

23.4.2. in any other case the meeting shall stand adjourned to the same day in the next week at the same time and place and if at the adjourned meeting a quorum is not present within fifteen minutes from the time appointed for the meeting the meeting shall be dissolved.

23.5. **Chairman appointed by Unit Holders**
The chairman of the meeting shall be a person appointed by the Unit Holders present at such meeting.

23.6. **Chairman may adjourn meeting**
The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting to such time and place as he shall determine but so that:

23.6.1. no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

23.6.2. when a meeting is adjourned for ten days or more at any one time notice of the adjourned meeting shall be given as in the case of an original meeting.

23.6.3. save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

23.7. Resolution decided on show of hands unless poll demanded

At any meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

23.7.1. by the chairman; or

23.7.2. by any Unit Holder or Unit Holders present in person or by proxy;

and unless a poll is so demanded a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously or by a particular majority or lost and an entry to that effect in the book containing the minutes of the proceedings shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. Any demand for a poll may be withdrawn at any time.

23.8. Procedure if poll demanded

If a poll is duly demanded it shall be taken in such manner and either at once or after an interval or adjournment or otherwise as the chairman directs and the result of the poll shall be the resolution of the meeting at which the poll was demanded **PROVIDED THAT** a poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.

23.9. Chairman entitled to casting vote where equality of votes

In the case of an equality of votes whether on a show of hands or on a poll the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote in addition to the vote or votes to which he may be entitled as a Unit Holder.

23.10. One vote for each Unit held

Each Unit Holder present shall be entitled to vote at meetings of Unit Holders and on a show of hands shall have one vote and on a poll shall have one vote for each Unit he holds.

23.11. Joint Unit Holders senior persons vote to count

In the case of joint Unit Holders the vote of the senior person who tenders a vote shall be accepted to the exclusion of the votes of the other joint Unit Holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

23.12. Unit Holder of unsound mind may vote by his committee

A Unit Holder who is of unsound mind or a patient or an infirm person within the meaning of the law of a state or territory of Australia may vote whether on a show of hands or on a poll by his committee or by the public trustee or by such other person as properly has the management of his estate and any such committee, trustee or other person may vote by proxy or attorney.

23.13. Infant Unit Holder may vote by his parents or guardian

A Unit Holder who is an infant may vote by either of his parents or by his guardian upon such evidence being produced of the relationship or of the appointment of the guardian as the Trustee may from time to time reasonably require.

23.14. Resolution signed by all Unit Holders valid

A resolution in writing signed by all the Unit Holders (and in the case of a resolution stating that it is passed as a special or unanimous resolution) shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Unit Holders.

23.15. Proxies

23.15.1. Any instrument appointing a proxy shall be in writing in any usual form under the hand of the appointor or of his attorney duly authorised in writing or if the appointor is a corporation either under seal or under the hand of an officer or attorney duly authorised and may name two or more persons to act as proxies in the alternative. A proxy need not be a Unit Holder.

23.15.2. The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed or a notarially certified copy of that power or authority shall be deposited with the Trustee any time before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote and in default the instrument of proxy shall be deemed invalid.

23.15.3. A Unit Holder shall for all purposes be deemed to be present at a meeting if present either in person or by his proxy.

24. RETIREMENT REMOVAL AND APPOINTMENT OF TRUSTEES

24.1. The Trustee covenants to act continuously

The Trustee hereby covenants with the Unit Holders that it will act continuously as Trustee under the trusts created by this Deed until such trusts are determined as herein provided or until the Trustee has retired or been removed from office in the manner herein provided.

24.2. Disqualification of Trustee from holding office

A Trustee shall be disqualified from holding office if:

24.2.1. being an individual he becomes insolvent or of unsound mind or does or suffers anything which would disqualify him from holding office as a director of a company under the Corporations Act 2001; or

24.2.2. being a company it goes into liquidation whether compulsory or voluntary (not being a voluntary liquidation for the purposes of amalgamation or reconstruction) or if a receiver manager or official manager of any of its assets or undertakings is appointed.

24.3. The Trustee may retire upon giving one month's written notice to Unit Holders

A Trustee may retire upon giving one month's notice in writing to the Unit Holders of that Trustee's desire to do so but such retirement shall not take effect until a meeting of Unit Holders is held to consider the appointment of a Trustee or Trustees in place of the retiring Trustee which meeting shall be convened by the retiring Trustee as soon as practicable after giving such notice and until the new Trustee has executed the deed referred to in sub-clause 24.6.

24.4. **Unit Holders may remove Trustee and appoint new Trustee**
The Unit Holders shall be entitled by special resolution:

24.4.1. to remove any Trustee;

24.4.2. to appoint a new or additional Trustee.

24.5. **The Trustee on retirement to vest the Trust Fund and the Income Unit Fund in new Trustee**
A Trustee shall on retirement take such action as is necessary to vest the Trust Fund and the Income Unit Fund or cause them to be vested in any new Trustee or Trustees and shall deliver to such new Trustee or Trustees all books, documents, records and other property relating to the Trust Fund and the Income Unit Fund and a continuing Trustee shall take such action as is necessary to cause title to any assets of the Trust Fund and the Income Unit Fund to be amended to include any additional Trustee.

24.6. **New Trustee to execute deed whereby undertakes obligations of the Trustee**
Any new Trustee shall execute a deed in such form as is approved by the Unit Holders in meeting whereby such new Trustee shall undertake to the Unit Holders jointly and severally all of the obligations of a Trustee hereunder.

25. AUDITOR

25.1. **The Trustee may appoint an auditor of the Trust Fund**
The Trustee may appoint an auditor of the Trust Fund or the Income Unit Fund who shall hold office subject to this clause until such time as he may voluntarily retire by notice in writing.

25.2. **The Trustee shall remove the auditor if so resolved by Unit Holders**
If at any time an ordinary resolution of the Unit Holders requests the removal of the auditor appointed pursuant to this clause the Trustee shall by notice in writing to the auditor remove him and the Trustee shall thereupon appoint another auditor to take his place.

25.3. **Auditor may be the auditor of the Trustee**
The auditor may be the auditor of the Trustee but may not be an officer, director or servant or partner of the Trustee.

25.4. **Not necessary for the Trustee to appoint an auditor unless demanded by a Unit Holder**
Unless the appointment of an auditor is demanded by any Unit Holder it shall not be necessary for the Trustee to appoint an auditor.

26. AMENDMENT OF THIS DEED

26.1. **Amendment of this Deed**
At any time and from time to time prior to the Termination Date with the sanction of a special resolution of Unit Holders and subject always to sub-clause 26.2 the provisions of this Deed may be altered, modified, varied, amended, revoked or added to by any instrument in writing executed by the Trustee. Any such alteration, modification, variation, amendment, revocation or addition shall not prejudicially affect the rights of a Unit Holder or Income Unit Holder or Beneficiary or class of Beneficiaries to income of the Trust Fund previously set aside for him or them or held for his or their benefit or prejudicially affect the rights of Unit Holders of a class of Units to participate in the income or capital of the Trust Fund in accordance with the provisions of this Deed or the conditions of issue of such class of Units unless the consent of the Unit Holder affected or the consent of all Unit Holders of the class

whose rights are to be prejudicially affected is obtained at or prior to the time any such alteration is made. After any such written instrument has been entered into and if required consented to by a Unit Holder or by the Holders of a class of Units this Deed and its provisions shall be construed and take effect as thereby altered, modified, varied, amended, revoked or added to.

26.2. Restriction on variation power

No alteration, modification, variation, amendment, revocation or addition to this Deed shall:

26.2.1. be made other than by a unanimous resolution where a particular provision of this Deed specifies that a unanimous resolution is required;

26.2.2. infringe any applicable law or rule against perpetuities or otherwise extend the Termination Date.

27. PROHIBITION BY VIRTUE OF LIQUOR LICENSING REQUIREMENTS

27.1. While and so long as the Trustee is the holder of any licence, permit or authority issued under any legislation relating to the sale of liquor and it is a requirement of such legislation that the appointment of any trustee or the addition of any beneficiary (or any other act relating to this Trust) requires the consent of a person or body under that legislation before such act is done then each of the Trustee and the Unit Holders are prohibited from performing any such act until the consent referred to has been given.

27.2. In the event of any inconsistency between clause 27.1 and any other clause of this deed the terms and conditions of clause 27.1 shall prevail.

28. DURATION AND TERMINATION OF THIS TRUST

28.1. Date of termination of this Trust

This Trust shall commence on the date hereof and shall terminate on the date which is the first to occur of:

28.1.1. the date which is seventy-nine years from the date of this Deed;

28.1.2. if at any time the Trustee determines that it is in the interests of the Unit Holders for this Trust to be wound up then the date determined by the Trustee as the date on which this Trust is to be wound up;

28.1.3. if it is resolved by an ordinary resolution of the Unit Holders that this Trust is to be wound up then the date specified in such resolution as the date after such resolution is passed on which this Trust is to be wound up.

28.2. Procedure on winding up and termination

Upon the termination of this Trust the Trustee shall stand possessed of the Income Unit Fund in trust for the Income Unit Holders, the Initial sum in trust for the Unit Holders in proportion to the Units registered in their respective names and the Trust Fund other than the Initial Sum to distribute or otherwise deal with in the same manner as a distribution of capital prior to the Termination Date pursuant to clause 17 AND shall proceed as follows:

28.2.1. Sale of investments and assets of the Trust Fund

Subject to the power of the Trustee to distribute the investments and assets of the Trust Fund as provided in sub-clause 28.2.3 the Trustee shall unless otherwise authorised by a special resolution of the Unit

Holders as soon as practicable sell, call in and convert into money all the investments and assets constituting the Trust Fund and the Income Unit Fund. Any Unit Holder or Income Unit Holder or Beneficiary may purchase any such investments and assets.

28.2.2. **Payment of debts**
The Trustee shall pay out the debts and liabilities relating to this Trust.

28.2.3. **Distributions in specie or in cash**
The Trustee shall as soon as is practicable distribute in specie or in cash the investment assets:

28.2.3.1. of the Income Unit Fund to the Income Unit Holders in the amounts which have been credited to each of them respectively in the Income Unit Fund;

28.2.3.2. of the Trust Fund:

28.2.3.2.1. as to that part (if any) thereof to which the Beneficiaries have become entitled pursuant to a determination by the Trustee under this Deed, to the classes of Beneficiaries in accordance with their respective percentage entitlements specified in the First Schedule (or as varied pursuant to sub-clause 14.4) and within each class to the Beneficiary or Beneficiaries entitled pursuant to such determination (or in default of a specific determination as to which Beneficiaries are to be entitled within each class then to the Primary Beneficiaries of each such class living at the Termination Date equally between them); and

28.2.3.2.2. as to the balance of the Trust Fund to the Unit Holders in proportion to the Units registered in their respective names;

Until the assets of the Income Unit Fund and the Trust Fund have been completely distributed **PROVIDED ALWAYS** that the Trustee shall retain full provision for all costs, disbursements, commissions, brokerage, fees, expenses, claims and advertising costs and demands incurred or expected by the Trustee in the liquidation of the Trust Fund and the Income Unit Fund.

28.2.4. **Provision for liabilities**
In winding up this Trust the Trustee may make such provision as in its discretion it considers necessary to provide for any outgoings or liabilities (actual or contingent) in respect of the Trust Fund or the Income Unit Fund or any of the investments of the Trust Fund or the Income Unit Fund before making any distribution to the Beneficiaries or the Unit Holders or the Income Unit Holders and subject to this sub-clause shall hold the part of the Trust Fund and the Income Unit Fund or the investments so retained in trust for the Beneficiaries or the Unit Holders or the Income Unit Holders as the case may be otherwise entitled.

28.2.5. **Distributions to Unit Holders and Income Unit Holders only on production of Certificates**
Every distribution under the provisions of sub-clause 28.2.3 to Unit Holders or Income Unit Holders shall be made only upon production of their Unit Certificates accompanied by a request for payment in such form as the Trustee shall require. On any interim distribution the Trustee shall endorse the Certificate so produced with a notice of the payment made and on the final distribution the Certificate shall be surrendered to the Trustee.

29. NOTICES

29.1. Service of notices
Notice may be given by the Trustee to any Unit Holder entitled thereto either personally or by posting it to him at his registered address pre-paid or, if he has no registered address within Australia the address within Australia supplied by the Unit Holder for the purpose of receiving notices. A notice posted as aforesaid shall be deemed to have been served on the day after it was posted in the case of a notice of a meeting. In any other case service will be deemed to be effected at the time at which the letter would be delivered in the ordinary course of post.

29.2. Persons to whom notices to be given
Subject to sub-clause 29.3 notice of every meeting of Unit Holders shall be given in every manner hereinbefore authorised to:

29.2.1. every Unit Holder except any Unit Holder who (having no registered address within Australia) has not supplied to the Trustee an address within Australia for the giving of notices to him;

29.2.2. every person entitled to a Unit in consequence of the death insanity liquidation or bankruptcy of a Unit Holder who but for his death insanity liquidation or bankruptcy would be entitled to receive notice of the meeting; and

29.2.3. the auditor (if any) for the time being of the Trust Fund and the Income Unit Fund.

29.3. Accidental omission of notice not to invalidate meeting
The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings at the meeting.

29.4. Signature to notice may be written or printed
The signature to any notice to be given by the Trustee may be written or printed or stamped and the signature may be that of the Trustee or of any director or secretary of a corporate Trustee.

IN WITNESS WHEREOF the parties hereto have executed this Trust Deed the day and year first hereinbefore written.

EXECUTED AS A DEED

THE COMMON SEAL of INSTACASH PTY LTD ACN 141 876 226 was affixed in the presence of the authorised person:

x CR ______________________________
Sole Director & Sole Company Secretary

SIGNED SEALED AND DELIVERED by the said **BORIS IVANCIC** in the presence of:

x BI ______________________________

x ______________________________
Witness

SIGNED SEALED AND DELIVERED by the said **CHARMAINE LYNN ROSE** in the presence of:

x CR ______________________________

x ______________________________
Witness

FIRST SCHEDULE

DATED:	The 23rd day of April 2010
SUBSCRIBERS:	BORIS IVANCIC and CHARMAINE LYNN ROSE both of ~~24~~ 64a May Road, Beaconsfield in the State of Victoria, 3807 as trustee of The Charbo Trust.
TRUSTEE:	INSTACASH PTY LTD ACN 141 876 226 of Level 10, 600 St Kilda Road, Melbourne in the State of Victoria, 3004.
INITIAL SUM:	$200.00
NAME OF TRUST:	THE INSTACASH TRUST
INITIAL UNITS:	100 units
INITIAL INCOME UNITS:	100 income units
VALUE OF INITIAL UNITS:	$1.00 per unit
VALUE OF INITIAL INCOME UNITS:	$1.00 per income unit
NUMBER OF UNITS HELD BY SUBSCRIBERS (ORIGINAL UNIT HOLDERS)	200

NAMES AND ADDRESSES	NUMBER OF UNITS HELD	UNITS/INCOME UNITS
BORIS IVANCIC and CHARMAINE LYNN ROSE both of 24 May Road, Beaconsfield in the State of Victoria, 3807 as trustee of The Charbo Trust	100 100	units income units

CLASSES OF BENEFICIARIES:

1. IVANCIC AND ROSE CLASS BENEFICIARIES

1.1. **BORIS IVANCIC** and **CHARMAINE LYNN ROSE** both of 24 May Road, Beaconsfield in the State of Victoria, 3807 and the children and remoter issue of each of them (for the purposes of this part of this Schedule headed Ivancic and Rose Class Beneficiaries the persons referred to in this clause 1.1 are collectively called the 'Ivancic and Rose Class Primary Beneficiaries' and generally for the purposes of this Deed the Ivancic and Rose Class Primary Beneficiaries shall be deemed to be included within the class of persons defined as 'Primary Beneficiaries');

1.2. the parents, grandparents, brothers, sisters, spouses, widows, widowers, children and grandchildren of the Ivancic and Rose Class Primary Beneficiaries and the spouses, widows, widowers, children and grandchildren of such parents, grandparents, brothers and sisters, spouses, children and grandchildren;

1.3. any person cohabiting or living in a bona fide domestic relationship with a Ivancic and Rose Class Primary Beneficiary or a Beneficiary referred to in clause 1.2 of this Schedule;

1.4. the administrator appointed under the legislation of any state or territory of Australia in respect of the estate of a Ivancic and Rose Class Primary Beneficiary or a Beneficiary referred to in clause 1.2 of this Schedule who suffers intellectual impairment, mental illness, brain damage, physical disability or senility;

1.5. any corporation wherever incorporated or resident any share in which is beneficially owned or held by any Ivancic and Rose Class Primary Beneficiary or any Beneficiary referred to in clause 1.2 of this Schedule or by the trustee of any trust or settlement under which any Ivancic and Rose Class Primary Beneficiary or any Beneficiary referred to in clause 1.2 of this Schedule is a beneficiary or has any interest;

1.6. the trustee of any trust or settlement under which any Ivancic and Rose Class Primary Beneficiary or any Beneficiary referred to in clause 1.2 of this Schedule is a beneficiary or in or from which any Ivancic and Rose Class Primary Beneficiary or any Beneficiary referred to in clause 1.2 of this Schedule has any interest, right to receive a distribution or expectancy whatsoever in its capacity as trustee of any such trust or settlement whether or not any such trust or settlement is in existence at the date of this Deed AND for the purposes of this paragraph where any such trust is a unit trust a Ivancic and Rose Class Primary Beneficiary or a Beneficiary referred to in clause 1.2 of this Schedule shall be deemed to have an interest in that unit trust where any of the units in that unit trust are held either by the trustee of any trust or settlement under which that Ivancic and Rose Class Primary Beneficiary or Beneficiary referred to in clause 1.2 of this Schedule is a beneficiary or in or from which any Ivancic and Rose Class Primary Beneficiary or any Beneficiary referred to in clause 1.2 of this Schedule has any interest, right to receive a distribution or expectancy whatsoever or by the trustee of any superannuation fund of which any Ivancic and Rose Class Primary Beneficiary is a member or from or under which any Ivancic and Rose Class Primary Beneficiary is entitled to any benefit whether vested or contingent whether or not any such last mentioned trust or settlement or any such superannuation fund is in existence at the date of this Deed;

1.7. the executors and/or trustees of the will of any Ivancic and Rose Class Primary Beneficiary or Beneficiary referred to in clause 1.2 of this Schedule in their capacity as executors and/or trustees of any such will whether or not any such will has been made at the date of this Deed;

1.8. the trustee of any superannuation fund of which any Ivancic and Rose Class Primary Beneficiary is a member or from or under which any Ivancic and Rose Class Primary Beneficiary is entitled to any benefit whether vested or contingent in its capacity as trustee of any such superannuation fund whether or not any such superannuation fund is in existence at the date of this Deed;

1.9. any person having legal custody of any of the Ivancic and Rose Class Primary Beneficiaries or any Beneficiary referred to in clause 1.2 of this Schedule;

1.10. any person related by blood or marriage to any Ivancic and Rose Class Primary Beneficiary or any Beneficiary referred to in clause 1.2 of this Schedule;

1.11. any person employed or previously employed by the Trustee, any Ivancic and Rose Class Primary Beneficiary or any Beneficiary referred to in clause 1.2 of this Schedule and any parent, grandparent, brother, sister, spouse, widow, widower, children or grandchildren of such employee;

1.12. the trustee of any charitable trust and any person, officer or governing body of an association in their capacity as such, of any society, authority, institution, church, religious order or person or entity which at the time a distribution of income or capital of the Trust Fund is to be made is exempt from income tax under the provisions of the Act or, if at such time a gift of money thereto is deductible against assessable income of the donor by virtue of the Act;

1.13. any club or unincorporated association;

1.14. any person corporation or body conducting a school or like educational institution at which any Ivancic and Rose Class Primary Beneficiary or any Beneficiary referred to in clause 1.2 of this Schedule may from time to time attend;

1.15. any person firm corporation or organisation carrying on the profession or business of a surgeon, physician, general practitioner or other medical practitioner, nurse, chiropractor, physiotherapist, masseur, pharmacist, hospital or nursing home or as a supplier or provider of medical nursing or therapeutic care or services who may treat or attend to in the course of any such profession or business or supply or provide any goods or services in the course of any such profession or business to any Ivancic and Rose Class Primary Beneficiary or any Beneficiary referred to in clause 1.2 of this Schedule from time to time.

FRACTIONAL OR PERCENTAGE ENTITLEMENT OF CLASSES OF BENEFICIARIES:

IVANCIC AND ROSE CLASS:	100%